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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CBS Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2008

Dear Stockholder:

              You are cordially invited to attend the 2008 Annual Meeting of Stockholders of CBS Corporation (the "Annual Meeting"), which will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York 10019 at 10:00 a.m., Eastern Daylight Time, on Thursday, May 22, 2008. Holders of CBS Corporation Class A Common Stock are being asked to vote on the matters listed in the attached Notice of 2008 Annual Meeting of Stockholders.

              If you hold shares of the Company's Class A Common Stock, please cast your vote promptly to ensure that your shares will be voted at the Annual Meeting. You may vote by telephone or through the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or in the 2008 Proxy Statement, or if you requested a paper proxy card, you may submit your vote by mail if you prefer. If you attend the Annual Meeting, you may vote your shares in person.

              National Amusements, Inc., which as of March 31, 2008 beneficially owned shares of the Company's Class A Common Stock representing approximately 79.9% of the voting power of CBS Corporation's common stock, has advised CBS Corporation that it intends to vote all of its shares of the Company's Class A Common Stock in favor of each of the matters listed in Items 1 and 2 in the attached notice. Therefore, approval of those matters is assured.

              If you plan to attend the Annual Meeting and are a registered holder of the Company's Class A Common Stock, you will need to so indicate when you vote by telephone or through the Internet, or mark the appropriate box on the proxy card, and an admission ticket will be sent to you. If you are a registered holder of the Company's Class B Common Stock or you hold shares of the Company's Class A or Class B Common Stock in a brokerage account and you plan to attend the Annual Meeting, you will need to obtain an admission ticket in advance by sending a written request along with proof of ownership, such as your brokerage firm account statement, to Director, Shareholder Relations, CBS Corporation, 51 West 52nd Street, New York, New York 10019.

              If you would like to register to receive the materials relating to the Annual Meeting electronically next year instead of by mail, please go to https://enroll.icsdelivery.com/cbs and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps to lower the Company's costs and reduce the amount of paper mailed to your home.

              We appreciate your interest in and support of CBS Corporation and look forward to seeing you at the Annual Meeting.

SUMNER M. REDSTONE Executive Chairman and Founder	LESLIE MOONVES President and Chief Executive Officer

CBS CORPORATION

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

To CBS Corporation Stockholders:

              The 2008 Annual Meeting of Stockholders (the "Annual Meeting") of CBS Corporation (the "Company") will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York 10019 at 10:00 a.m., Eastern Daylight Time, on Thursday, May 22, 2008. The principal business of the meeting will be the consideration of the following matters:

    1.
    The election of 14 directors;

    2.
    The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for fiscal year 2008; and

    3.
    Such other business as may properly come before the Annual Meeting or any adjournment thereof.

              The close of business on March 31, 2008 has been fixed as the record date for determining the holders of shares of CBS Corporation Class A Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at the Company's corporate headquarters located at 51 West 52nd Street, New York, New York 10019.

By order of the Board of Directors,

ANGELINE C. STRAKA Secretary

April 11, 2008

CBS CORPORATION
2008 PROXY STATEMENT

VOTING AND SOLICITATION OF PROXIES

Solicitation of Proxies

              A proxy is being solicited by the Board of Directors of CBS Corporation, a Delaware corporation ("CBS Corporation" or the "Company"), for use at the 2008 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 22, 2008 at 10:00 a.m., Eastern Daylight Time. The close of business on March 31, 2008 is the record date for determining the record holders of the Company's Class A Common Stock, par value $0.001 per share, entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Holders of the Company's non-voting Class B Common Stock, par value $0.001 per share, are not entitled to vote at the Annual Meeting or any adjournment thereof.

              As of March 31, 2008, the Company had outstanding 58,579,123 shares of its Class A Common Stock, each of such shares being entitled to one vote, and 622,518,729 non-voting shares of its Class B Common Stock (together with the Company's Class A Common Stock, the "Common Stock").

Internet Availability of Proxy Materials

              In accordance with new rules approved by the Securities and Exchange Commission ("SEC"), instead of mailing a printed copy of the Company's proxy materials to stockholders, the Company may now furnish proxy materials to the Company's stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") to stockholders when the materials are available on the Internet. The Company intends to commence its distribution of the Notice of Internet Availability on or about April 12, 2008. Stockholders receiving a Notice of Internet Availability by mail will not receive a printed copy of these proxy materials, unless they so request. Instead, the Notice of Internet Availability will instruct stockholders as to how they may access and review proxy materials on the Internet. Stockholders who receive a Notice of Internet Availability by mail who would like to receive a printed copy of the Company's proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included in the Notice of Internet Availability.

Submission of Proxies

              The persons named in the proxy card (the "proxy holders") have been designated by the Company's Board of Directors to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each valid and timely received proxy in accordance with the stockholder's instructions, or if no instructions are specified, the shares represented by the proxy will be voted in accordance with the recommendations of the Board of Directors as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

              Holders of the Company's Class A Common Stock may submit a proxy in the following ways:

  •
  By telephone for holders living in the United States or Canada, by using any touch-tone telephone to call 1-800-690-6903 and following the recorded instructions, or through the Internet by accessing www.proxyvote.com and following the instructions. Holders submitting a proxy in either of these two ways should have in hand when they call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). The telephone or Internet proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 21, 2008; or

  •
  Complete, sign and date the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of these materials) and return it in the envelope provided so that it is received prior to the Annual Meeting.

              Shares Held in the Company's 401(k) Plan.    Voting instructions relating to shares of the Company's Class A Common Stock held in the Company's 401(k) plan must be received no later than 11:59 p.m., Eastern Daylight Time, on May 20, 2008, so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Shares held in the 401(k) plan that are not voted or for which the trustee does not receive timely voting instructions will be voted by the trustee in the same proportion as the shares held in the respective plan that are timely voted.

              Voting Other than by Proxy.    While the Company encourages holders of its Class A Common Stock to vote by proxy, holders of the Company's Class A Common Stock (other than shares held in the 401(k) plan) also have the option of voting their shares in person at the Annual Meeting. If shares of Class A Common Stock are held for a beneficial holder in a brokerage, bank or other institutional account, then the beneficial holder must obtain a proxy from that entity and bring it to the Annual Meeting in order to vote the shares at the Annual Meeting.

Revocation of Proxies

              A proxy may be revoked before the voting deadline by sending written notice to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019, or by submission (including telephonic or Internet submission) of a proxy bearing a later date than the proxy being revoked to Broadridge Proxy Services, P.O. Box 9163, Farmingdale, NY 11735. Revocations made by telephone or through the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 21, 2008. A holder may also revoke a proxy by voting in person at the Annual Meeting.

              Shares Held in the Company's 401(k) Plan.    Voting instructions relating to shares of the Company's Class A Common Stock held in the Company's 401(k) plan may be revoked prior to 11:59 p.m., Eastern Daylight Time, on May 20, 2008 by sending written notice to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019, or by timely submission (including telephonic or Internet submission) of voting instructions bearing a later date than the voting instructions being revoked to Broadridge Proxy Services, P.O. Box 9163, Farmingdale, NY 11735.

Quorum

              Under the Company's Amended and Restated Bylaws, the holders of a majority of the aggregate voting power of the Company's Class A Common Stock outstanding on the record date, present in person or represented by proxy at the Annual Meeting, shall constitute a quorum. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum.

Matters to Be Considered at the Annual Meeting

              The Board of Directors recommends a vote FOR each of the following matters:

    1.
    The election of each of the 14 nominated directors; and

    2.
    The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm ("independent auditor") for fiscal year 2008.

              The affirmative vote of the holders of a majority of the aggregate voting power of the Company's Class A Common Stock present in person or represented by proxy at the Annual Meeting is required to approve each of the matters set forth above. An abstention with respect to any matter will have the effect of a vote against such matter.

              Some holders of the Company's Class A Common Stock hold their shares in "street name" through a broker or other nominee and are therefore known as "beneficial holders." Under the rules of the New York Stock Exchange ("NYSE"), the broker or nominee may not be permitted to exercise voting discretion with respect to some matters to be acted upon at stockholders' meetings. Therefore, if a beneficial holder does not give the broker or nominee specific voting instructions, the holder's shares may not be voted on those matters and a broker non-vote will occur. Under the rules of the NYSE, brokers or nominees may vote on the matters listed as Items 1 and 2 above if they do not receive instructions from the beneficial owner of the shares held in street name.

              As of March 31, 2008, National Amusements, Inc. ("National Amusements") beneficially owned through its wholly owned subsidiary, NAIRI, Inc. ("NAIRI"), approximately 79.9% of the Company's outstanding Class A Common Stock and approximately 12.7% of the Company's outstanding Class A Common Stock and Class B Common Stock on a combined basis. Sumner M. Redstone, the controlling stockholder of National Amusements, is Executive Chairman and Founder of the Company. National Amusements has advised the Company that it intends to vote all of its shares of the Company's Class A Common Stock in favor of each of the matters listed as Items 1 and 2 above. Such action by National Amusements will be sufficient to constitute a quorum and to approve each of the matters.

Cost of Proxy Solicitation and Inspector of Election

              The Company will pay the cost of the solicitation of proxies, including the preparation, printing and mailing of the Notice of Internet Availability and, as applicable, this proxy statement and the related materials. The Company will furnish copies of the Notice of Internet Availability and, if requested, the proxy statement and related materials to banks, brokers, fiduciaries and custodians that hold shares on behalf of beneficial owners so that they may forward the materials to the beneficial owners. The Company has retained IVS Associates, Inc. to tabulate the votes and serve as the independent inspector of election for the Annual Meeting.

Mailing Address

              The Company's mailing address is 51 West 52nd Street, New York, NY 10019.

CORPORATE GOVERNANCE

              CBS Corporation's corporate governance practices are established and monitored by its Board of Directors (the "Board"). The Board, with assistance from its Nominating and Governance Committee, regularly assesses CBS Corporation's governance practices in light of legal requirements and governance best practices. In several areas, CBS Corporation's practices go beyond the requirements of the NYSE corporate governance listing standards (the "NYSE listing standards"). For example, despite being a "controlled company" (which is a company of which more than 50% of the voting power is held by an individual or another company), CBS Corporation has a majority of independent directors on its Board and has an independent Compensation Committee and an independent Nominating and Governance Committee, none of which is required for controlled companies under the NYSE listing standards.

              CBS Corporation's principal governance documents are as follows:

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  Corporate Governance Guidelines

  •
  Board Committee Charters:

    •
    Audit Committee Charter

    •
    Compensation Committee Charter

    •
    Nominating and Governance Committee Charter

  •
  Business Conduct Statement

  •
  Supplemental Code of Ethics for Senior Financial Officers

              These documents are available on the Company's public website at www.cbscorporation.com, and copies of these documents may also be requested by writing to Investor Relations, CBS Corporation, 51 West 52nd Street, New York, NY 10019. The Company encourages its stockholders to read these documents, as we believe they illustrate CBS Corporation's commitment to good governance practices. Certain key provisions of these documents are summarized below.

Corporate Governance Guidelines

              CBS Corporation's Corporate Governance Guidelines (the "Guidelines") set forth the Company's corporate governance principles and practices on a variety of topics, including the responsibilities, composition and functioning of the Board, director qualifications, and the roles of the Board Committees. The Guidelines are periodically reviewed and updated as needed. The Guidelines provide, among other things, that:

  •
  A majority of the members of the Board of Directors must be independent as determined under the NYSE listing standards and the standards set forth in the Guidelines;

  •
  All of the members of the Audit, Compensation, and Nominating and Governance Committees must be independent;

  •
  Separate executive sessions of the non-management directors and independent directors must be held a minimum number of times each year;

  •
  The Board, acting on the recommendation of the Nominating and Governance Committee, shall determine whether a director candidate's service on more than three other public company boards of directors is consistent with service on the Board;

  •
  Director compensation will be established in light of the policies set forth in the Guidelines;

  •
  Within three years of joining the Board, directors are expected to own shares of Common Stock having a market value of at least three times the cash annual retainer fee paid to them (all of the directors are in compliance with this provision or have joined the Board within the past three years);

  •
  The non-management directors play an active role in succession planning; and

  •
  The Board will hold an annual self-evaluation to assess its effectiveness.

Board Committee Charters

              Each Board Committee operates under a written charter that has been adopted by the Board. The Company has three standing Committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The Committee charters set forth the purpose, objectives and responsibilities of each Committee and discuss matters such as Committee membership requirements, number of meetings and the setting of meeting agendas. The charters are assessed at least every other year, or more frequently as the applicable Committee may determine, and are updated as needed. More information on the Committees, their respective roles and responsibilities and their charters can be found under "CBS Corporation's Board of Directors—Board Committees."

Business Conduct Statement

              The Company's Business Conduct Statement ("BCS") sets forth the Company's standards for ethical conduct that are expected of all directors and employees of the Company. The BCS is available on the Company's website at www.cbscorporation.com, and on the Company's intranet sites and also has been distributed to the Company's directors and employees worldwide. As part of the Company's compliance and ethics program, directors and full-time employees are required to certify as to their compliance with the BCS and, on an ongoing basis, must disclose any potential conflicts of interest. The Company has also implemented an online BCS training program. The BCS addresses, among other things, topics such as:

  •
  Compliance with laws, rules and regulations, including the Foreign Corrupt Practices Act;

  •
  Conflicts of interest, including the disclosure of potential conflicts to the Company;

  •
  Confidentiality, insider information and trading, and fair disclosure;

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  Financial accounting and improper payments;

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  The Company's commitment to providing equal employment opportunities and a bias-free and harassment-free workplace environment;

  •
  Fair dealing and relations with competitors, customers and suppliers;

  •
  Health, safety and the environment; and

  •
  Political contributions and payments.

              The BCS provides numerous avenues for employees to report violations of the BCS or matters of concern, whether anonymously or with attribution, to the appropriate officers of the Company and/or the Audit Committee. These avenues include a telephone hotline, email contacts or direct communication with the Company's Compliance Officers. The BCS delineates that the Company will protect anyone who makes a good faith report of a violation of the BCS and retaliation against an employee who makes a good faith report faith will not be tolerated.

              Waivers of the BCS for the Company's executive officers or directors will be disclosed on the Company's website at www.cbscorporation.com or by Form 8-K filed with the SEC.

Supplemental Code of Ethics for Senior Financial Officers

              The Supplemental Code of Ethics is applicable to the Company's Executive Chairman, President and Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Supplemental Code of Ethics, which is available on the Company's website at www.cbscorporation.com, addresses matters specific to those senior financial positions in the Company, including responsibility for the disclosures made in CBS Corporation's filings with the SEC, reporting obligations with respect to certain matters and a general obligation to promote honest and ethical conduct within the Company. The senior financial officers are also required to comply with the BCS. Amendments to or waivers of the Supplemental Code of Ethics for these officers will be disclosed on the Company's website at www.cbscorporation.com or by Form 8-K filed with the SEC. Other than the waiver of conflict of interest in connection with the Company's agreement with National Amusements and NAIRI under which they may participate in the Company's $8.0 billion stock purchase program, which former Viacom Inc. ("Former Viacom") announced in October 2004 (see "Related Person Transactions" for more information), no waivers of the BCS or Supplemental Code of Ethics for Senior Financial Officers have been granted. The National Amusements/NAIRI waiver is posted on the Company's website.

CBS CORPORATION'S BOARD OF DIRECTORS

              The Company's Board of Directors is currently comprised of 14 members: David R. Andelman, Joseph A. Califano, Jr., William S. Cohen, Gary L. Countryman, Charles K. Gifford, Leonard Goldberg, Bruce S. Gordon, Linda M. Griego, Arnold Kopelson, Leslie Moonves, Doug Morris, Shari Redstone, Sumner M. Redstone and Frederic V. Salerno. All of the current members of the Board were elected at the Company's 2007 Annual Meeting of Stockholders.

              During 2007, the Board of Directors held 9 meetings and acted by unanimous written consent 2 times. Each incumbent director attended at least 75% of the meetings of the Board and Committees on which such director served during 2007. In addition to Board and Committee meetings, directors are expected to attend the Annual Meeting, and all of the directors standing for election in 2007 were present at the Company's 2007 Annual Meeting of Stockholders.

              In accordance with the Guidelines and the NYSE listing standards, the non-management directors meet separately, without directors who are Company employees, at regularly scheduled sessions a number of times each year equal to at least 50% of the number of regularly scheduled Board meetings, and at such other times as they deem appropriate. The independent directors meet separately, without those directors who are not independent as determined by the Board, at least 2 times each year, and at such other times as they deem appropriate. The members of the Nominating and Governance Committee preside at meetings of the non-management directors and independent directors on a rotating basis. During 2007, the non-management directors met 6 times, and the independent directors met 6 times.

Director Independence

              The Company's Guidelines provide that a majority of the Company's directors must be independent of the Company, as "independence" is defined in the NYSE listing standards and in the Guidelines. The NYSE listing standards set forth five "bright-line" tests that require a finding that a director is not independent if the director fails any of the tests. In addition, the NYSE listing standards provide that a director is not independent unless the Board affirmatively determines that the director has no "material relationship" with the Company. The Guidelines set forth categorical standards to assist the Board in determining what constitutes a "material relationship" with the Company. Generally under these categorical standards, the following relationships are deemed not to be material:

  •
  The types of relationships identified by the NYSE listing standard's bright-line tests, if they occurred more than five years ago (the Board will review any such relationship if it occurred more than three but less than five years ago);

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  A relationship whereby the director has received, or an immediate family member of the director has received, for service as an executive officer, less than $100,000 in direct compensation from the Company during any twelve-month period within the last three years; and

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  A relationship where the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of the following:

    •
    a company that made payments to or received payments from the Company for property or services in an amount that, in any of the last three fiscal years, is less than 1% of such company's annual consolidated gross revenues;

    •
    a company which is either indebted to or a creditor of the Company in an amount that is less than 1% of such indebted company's total consolidated assets; and

      •
      a tax-exempt organization that received contributions from the Company in the prior fiscal year in an amount less than the greater of $500,000 or 1% of that organization's consolidated gross revenues.

              For relationships that exceed the thresholds set forth above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by the directors who are independent. In addition, the Guidelines state that, generally, the types of relationships not addressed by the NYSE listing standards or described in the Guidelines will not cause an otherwise independent director to be considered not independent. However, the Board may determine that a director is not independent for any reason it deems appropriate.

              The full text of the Guidelines is available on the Company's website at www.cbscorporation.com.

              In February 2008, the Nominating and Governance Committee reviewed the independence of the 14 director nominees standing for election at the Annual Meeting to determine its recommendation regarding which nominees meet the independence standards outlined above. Based on its review, and the recommendations of the Nominating and Governance Committee, the Board determined that 10 of the 14 nominees are independent. The independent director nominees are Messrs. Califano, Cohen, Countryman, Gifford, Goldberg, Gordon, Kopelson, Morris and Salerno and Ms. Griego.

              During its review, in determining that the director nominees named above are independent, the Board considered the transactions disclosed under "Related Person Transactions" and the following types of transactions, relationships or arrangements, all of which the Board determined were immaterial to, and would not impair, each such director's independence:

  •
  With respect to Mr. Califano, the contributions made by the Company and its subsidiaries in each of the previous three fiscal years to a not-for-profit organization of which Mr. Califano is an executive officer were less than the greater of $500,000 or 1% of that organization's consolidated gross revenues for each such year.

  •
  With respect to Mr. Morris, the annual purchases made by the Company and its subsidiaries from the company of which he is an executive officer, including its parent and any subsidiary in a consolidated group with such company, and sales by the Company and its subsidiaries to such consolidated group, were less than 1% of the annual consolidated gross revenues of the consolidated group during each of the previous three fiscal years.

Board Committees

              The following chart sets forth the current membership of each Board Committee. The Board reviews and determines the membership of the Committees at least annually.

Committee	Members
Audit Committee	Gary L. Countryman, Chair Joseph A. Califano, Jr. Linda M. Griego Doug Morris Frederic V. Salerno
Compensation Committee	Charles K. Gifford, Chair William S. Cohen Leonard Goldberg Bruce S. Gordon
Nominating and Governance Committee	Joseph A. Califano, Jr., Chair Gary L. Countryman Charles K. Gifford

              During 2007, the Audit Committee held 7 meetings, the Compensation Committee held 11 meetings and the Nominating and Governance Committee held 16 meetings. Information about the Committees, including their respective roles and responsibilities and charters, is set forth below.

Audit Committee

              The Audit Committee Charter provides that the Audit Committee will be comprised of at least three members and that all of the members on the Committee must be independent directors. Also, the Committee must have at least one "audit committee financial expert" (as described below) and all Committee members must be financially literate. The Committee holds at least five regular meetings each year, and it regularly meets separately at these meetings with the independent auditor, the Company's General Counsel, its Vice President of Internal Audit and other members of the Company's senior management. The Committee is responsible for the following, among other things:

  •
  The appointment, retention, termination, compensation and oversight of the Company's independent auditor, including reviewing with the independent auditor the scope of the audit plan and audit fees;

  •
  Reviewing the Company's financial statements and related disclosures, including with respect to internal control over financial reporting;

  •
  Oversight of the Company's internal audit function; and

  •
  Oversight of the Company's compliance with legal and regulatory requirements.

              For additional information on the Committee's role and its oversight of the independent auditor during 2007, see "Report of the Audit Committee."

              Audit Committee Financial Experts.    The Board of Directors has determined that all of the members of the Audit Committee are "financially literate," as that term is interpreted by the Board in its business judgment. In addition, the Board has determined that of the members of the Audit Committee, at least one of the members, Mr. Countryman (Chair), qualifies as an "audit committee financial expert," as that term is defined in the regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act").

              Service on the Audit Committees of Other Public Companies.    The Company does not restrict the number of other audit committees on which members of its Audit Committee may serve.

Messrs. Countryman (Chair) and Morris do not serve on any other public company audit committee. Mr. Califano and Ms. Griego currently serve on one other public company audit committee, and Mr. Salerno currently serves on five other public company audit committees. The Board has determined that Mr. Salerno's service on these other public company audit committees of such other companies would not impair his ability to serve effectively on the Company's Audit Committee, particularly given his experience as the former chief financial officer of a major public company and the fact that he is retired from full-time employment.

Compensation Committee

              The Compensation Committee Charter provides that the Compensation Committee will be comprised of at least three members, except that the Committee is deemed to be properly constituted with at least two members in the event of a vacancy until the Board fills the vacancy. The Charter also provides that all of the members on the Committee must be independent directors and must be "outside directors" as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee holds at least four regular meetings each year and is responsible for the following, among other things:

  •
  Adopting and periodically reviewing the Company's compensation philosophy, strategy and principles;

  •
  Reviewing and approving the total compensation packages for the Executive Chairman, the Chief Executive Officer, the Company's other executive officers, the operating managers who report directly to the Chief Executive Officer, and other persons among the Company's most highly compensated executives, up to a total of 20 executives (other than "Talent" (as such term is commonly used in the media or entertainment industries)) (the "senior executives"); and

  •
  Overseeing the administration of the Company's incentive compensation plans (including the bonus plan for executives subject to Section 162(m)) and its equity compensation plans.

              Consideration and Determination of Executive Compensation.    The Compensation Committee reviews all components of senior executives' compensation, including base salary, annual and long-term incentives and severance arrangements. In approving compensation for the senior executives (other than Messrs. Redstone and Moonves), the Committee considers the input and recommendations of the Chief Executive Officer with respect to the senior executives' performances, Mr. Briskman with respect to those senior executives who report directly to him and Mr. Reynolds with respect to those senior executives who report directly to him. With respect to Messrs. Redstone and Moonves, the Committee reviews and approves goals and objectives relevant to their compensation and, together with the Nominating and Governance Committee, annually evaluates the performances of the Executive Chairman and the Chief Executive Officer in light of those goals and objectives. The results of these evaluations are then reported to the non-management directors. The Compensation Committee sets compensation for the Executive Chairman and the Chief Executive Officer taking these evaluations into account. The Committee then reports to the Board on the process for setting compensation for the Executive Chairman and Chief Executive Officer.

              The Company's processes and procedures for the consideration of executive compensation and the role of the Company's executive officers in determining or recommending the amount or form of executive compensation are more fully described in the "Compensation Discussion and Analysis" section below. Director compensation is approved by the Board, based on recommendations from the Nominating and Governance Committee, as more fully described in the "Nominating and Governance Committee" section below.

              The Committee has the power to delegate its authority and duties to subcommittees or individuals as it deems appropriate and in accordance with applicable laws and regulations. In 2006, the Committee delegated to the Chief Executive Officer limited authority (with respect to executives who are not senior executives) to grant long-term incentive awards under the Company's long-term management incentive program to such executives in connection with their hiring, promotion or contract renewal and to modify the terms of outstanding equity grants in certain post-termination scenarios, as discussed in the "Compensation Discussion and Analysis" section below. The Committee delegated this authority in order for the Company to have the ability to (i) act in a timely manner in a competitive environment in connection with the hiring of new executives or the compensating of an existing executive being given a significant increase in responsibility and (ii) maintain flexibility to manage compensation in post-termination scenarios when mutually beneficial to the Company and to the executive.

              The Compensation Committee is empowered to retain compensation consultants having special competence to assist the Committee in evaluating executive officer and employee compensation. The Committee has the sole authority to retain and terminate such consultants and to review and approve such consultants' fees and other retention terms. The Committee retains an independent compensation consulting firm, Towers Perrin, to advise the Committee in its review of senior executive compensation. Towers Perrin does not perform any administrative or consulting services for the Company. The Compensation Committee has adopted a policy that the Company will not engage Towers Perrin as a provider for services to the Company, other than for services provided to the Compensation Committee. In furtherance of the Committee's review of senior executive compensation, the independent consultant examines the compensation practices at companies with which the Company competes for senior executive talent, including those companies engaged in similar business activities and other publicly traded U.S. companies, and provides other analysis, as more fully described in "Compensation Discussion and Analysis."

Nominating and Governance Committee

              The Nominating and Governance Committee's Charter provides that the Nominating and Governance Committee will be comprised of at least three members, except that the Committee is deemed to be properly constituted with at least two members in the event of a vacancy until the Board fills the vacancy. The Charter also provides that all of the members on the Committee must be independent directors. The Committee holds at least three regular meetings each year and is responsible for the following, among other things:

  •
  Identifying and recommending to the Board nominees for election to the Board and reviewing the composition of the Board as part of this process;

  •
  Overseeing all aspects of the Company's corporate governance initiatives, including regular assessments of its principal governance documents;

  •
  Establishing criteria for the annual self-evaluations of the Board and its Committees;

  •
  Making recommendations to the Board on director compensation matters;

  •
  Monitoring developments in the law and practice of corporate governance;

  •
  Developing and recommending items for Board meeting agendas; and

  •
  Reviewing transactions between the Company and related persons.

              The members of the Nominating and Governance Committee also chair the executive sessions of non-management and independent directors on a rotating basis.

              Consideration and Determination of Director Compensation.    The Committee annually reviews and recommends for the Board's consideration the form and amount of compensation for Outside Directors. "Outside Directors" are directors of the Company who are not employees of the Company or any of its subsidiaries. Only Outside Directors are eligible to receive compensation for serving on the Board as more fully described in "Director Compensation."

              In accordance with the Guidelines and its Charter, the Committee is guided by three principles in its review of Outside Director compensation and benefits: Outside Directors should be fairly compensated for the services they provide to the Company, taking into account, among other things, the size and complexity of the Company's business and compensation and benefits paid to directors of comparable companies; Outside Directors' interests should be aligned with the interests of stockholders; and Outside Directors' compensation should be easy for stockholders to understand.

              The recommendations of the Committee with respect to director compensation are subject to approval by the Board.

              2008 Director Nomination Process.    In connection with the 2008 director nomination process, the Committee reviewed the current composition of the Board in light of the considerations set forth in its Charter and the Company's Guidelines. The Committee also considered input received from directors on Board member qualifications and Board composition. After taking these considerations into account, the Committee determined to recommend to the Board that all of the nominees set forth in this proxy statement be nominated to stand for election at the Annual Meeting.

              Stockholder Recommendations for Director.    The Committee will consider candidates for director recommended by the stockholders of the Company. All recommendations by stockholders for potential director candidates, which shall include written materials with respect to the potential candidate, should be sent to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019. The Company's Guidelines and Nominating and Governance Committee Charter set forth certain criteria for director qualifications and Board composition that stockholders should consider when making a recommendation. These criteria include an expectation that directors have substantial accomplishments in their professional backgrounds, are able to make independent, analytical inquiries, and exhibit practical wisdom and mature judgment. Directors of CBS Corporation should also possess the highest personal and professional ethics, integrity and values and be committed to promoting the long-term interests of CBS Corporation's stockholders. Director candidates recommended by stockholders who meet the director qualifications, which are described more fully in the Company's Guidelines and Nominating and Governance Committee Charter, will be considered by the Chair of the Committee, who will present the information on the candidate to the entire Committee. All director candidates recommended by stockholders will be considered by the Committee in the same manner as any other candidate.

Communications with Directors

              Stockholders and other parties interested in contacting CBS Corporation's non-management directors may send an email to: nonmanagementdirectors@cbs.com or write to Non-Management Directors, CBS Corporation, 51 West 52nd Street, 35th Floor, New York, NY 10019. The non-management directors' contact information is also available on CBS Corporation's website at www.cbscorporation.com. Non-management directors have approved the process for handling communications received in this manner.

              Stockholders should also use the email and mailing address for the non-management directors to send communications to the Board. The process for handling stockholder communications to the Board received in this manner has been approved by the independent directors of the Board. Correspondence relating to accounting or auditing matters will be handled in accordance with procedures established by the Audit Committee for such matters.

Compensation Committee Interlocks and Insider Participation

              None of the members of the Compensation Committee during fiscal year 2007 was, or has ever been, an officer or employee of the Company, and, during fiscal year 2007, no executive officer of the Company served on the board and/or compensation committee of any company that employed as an executive officer any member of the Company's Board and/or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The table below sets forth as of February 29, 2008, unless otherwise indicated, information concerning the beneficial ownership of the Company's Class A and Class B Common Stock by (i) each current director and director nominee, (ii) each named executive officer and (iii) the current directors and executive officers of the Company as a group. The information below does not reflect ownership of stock options or restricted share units ("RSUs") if such stock options do not become exercisable or such RSUs do not vest within 60 days from February 29, 2008. Each person has sole voting and investment power over the shares reported, except as noted. Also set forth below is information concerning the beneficial ownership by each person, or group of affiliated persons, who is known by the Company to beneficially own 5% or more of the Company's Class A Common Stock. As of February 29, 2008, there were 58,656,473 shares of the Company's Class A Common Stock outstanding and 622,049,446 shares of the Company's Class B Common Stock outstanding.

Beneficial Ownership of Equity Securities
Name	Title of Security	Number of Shares		Percent of Class
David R. Andelman	Class A Common Class B Common	5,744 51,360	(1) (1)(2)	* *
Louis J. Briskman	Class A Common Class B Common	0 292,836	(2)(3)(4)	* *
Joseph A. Califano, Jr.	Class A Common Class B Common	2,269 39,363	(1) (1)(2)(3)	* *
William S. Cohen	Class A Common Class B Common	5,276 39,424	(1) (1)(2)	* *
Gary L. Countryman	Class A Common Class B Common	1,779 16,141	(1) (1)(2)	* *
Charles K. Gifford	Class A Common Class B Common	0 25,893	(1)(2)	* *
Leonard Goldberg	Class A Common Class B Common	0 21,712	(2)(3)	* *
Bruce S. Gordon	Class A Common Class B Common	0 25,351	(1)(2)	* *
Susan C. Gordon	Class A Common Class B Common	378 120,518	(4) (2)(4)	* *
Linda M. Griego	Class A Common Class B Common	0 20,373	(2)(3)	* *
Arnold Kopelson	Class A Common Class B Common	1,200 15,567	(1) (1)(2)	* *
Leslie Moonves	Class A Common Class B Common	0 1,233,330	(2)(3)(4)	* *
Doug Morris	Class A Common Class B Common	1,123 15,488	(1) (1)(2)	* *

Shari Redstone	Class A Common Class B Common	2,312 17,861	(1)(5) (1)(2)(3)(5)	* *
Sumner M. Redstone	Class A Common Class B Common	46,829,454 42,632,091	(6) (2)(4)(6)	79.8% 6.8%
Fredric G. Reynolds	Class A Common Class B Common	0 342,866	(2)(3)(4)	* *
Frederic V. Salerno	Class A Common Class B Common	9,077 15,596	(1) (1)	* *
Current directors and executive officers as a group, other than the interests of Mr. Redstone (23 persons)	Class A Common Class B Common	29,158 3,176,499	(1)(4) (1)(2)(3)(4)(7)	* *
NAIRI, Inc./National Amusements, Inc. 200 Elm Street Dedham, MA 02026	Class A Common Class B Common	46,829,414 39,809,527	(8) (8)	79.8% 6.4%
Mario J. Gabelli (9) Gabelli Asset Management Inc. One Corporate Center Rye, NY 10580-1435	Class A Common	4,844,623		8.3%

*
Represents less than 1% of the outstanding shares of the class.

(1)
Includes (a) the following Company Class A Common Stock phantom units and Class B Common Stock phantom units credited pursuant to the Company's deferred compensation plans for Outside Directors: Andelman, 5,744 Class A and 5,758 Class B; Califano, 2,269 Class A and 2,282 Class B; Cohen, 5,276 Class A and 5,282 Class B; Countryman, 1,779 Class A and 1,768 Class B; Kopelson, 1,200 Class A and 1,194 Class B; Morris, 1,123 Class A and 1,115 Class B; Shari Redstone, 2,312 Class A and 2,316 Class B; and Salerno, 9,077 Class A and 9,097 Class B (including 7,918 Class A and 7,946 Class B, which amounts were deferred prior to the Separation (as defined in "Related Person Transactions") and are held in an account in Mr. Salerno's name at new Viacom Inc.); and (b) the following shares of the Company's Class B Common Stock underlying vested RSUs on which settlement has been deferred: Andelman, 6,130; Califano, 6,130; Cohen, 6,130; Gifford, 4,067; Bruce Gordon, 1,831; and Shari Redstone, 4,067. Pursuant to the governing plans, the phantom common stock units are payable in cash and the RSUs are payable in shares of the Company's Class B Common Stock following termination of service as a director.

(2)
Includes the following shares of the Company's Class B Common Stock (a) which the indicated executive officer or director had the right to acquire within 60 days from February 29, 2008, through the exercise of stock options: Andelman, 39,472; Briskman, 226,154; Califano, 28,012; Cohen, 28,012; Countryman, 12,734; Gifford, 17,826; Goldberg, 14,431; Bruce Gordon, 21,319; Susan Gordon, 48,391; Griego, 12,734; Kopelson, 12,734; Moonves, 172,710; Morris, 12,734; Shari Redstone, 9,978; Sumner Redstone, 2,109,587; and Reynolds, 153,975; and (b) underlying RSUs which will vest within 60 days from February 29, 2008 held by the indicated executive officer: Briskman, 8,080; Susan Gordon, 4,444; and Reynolds, 14,141.

(3)
Includes the following number of shares of the Company's Class B Common Stock (a) owned by family members but as to which, except in the case of Ms. Griego, the indicated director or executive officer disclaims beneficial ownership: Califano, 927; Griego, 6,000; Moonves, 1,818; and Reynolds, 982; (b) held in a family partnership: Briskman, 2,784, as to which he disclaims beneficial ownership to the extent that he has no pecuniary interest; and (c) held by trusts, as to which the indicated director has shared voting and investment power: Goldberg, 5,450 and Shari Redstone, 1,500.

(4)
Includes shares held through the CBS 401(k) Plan.

(5)
Ms. Redstone is a stockholder of National Amusements and has a significant indirect beneficial interest in the Company shares owned by National Amusements.

(6)
Except for 40 shares of the Company's Class A Common Stock, 712,763 shares of the Company's Class B Common Stock and 2,109,587 stock options to purchase shares of the Company's Class B Common Stock (also described in footnote (2) above) owned directly by Mr. Redstone, 114 shares of the Company's Class B Common Stock held by Mr. Redstone through the CBS 401(k) Plan, and 100 shares of the Company's Class B Common Stock held by Mr. Redstone's spouse, all shares of the Company's Class A and Class B Common Stock are owned beneficially by National Amusements. Mr. Redstone can be reached at the address set forth on the above table for National Amusements.

(7)
Includes 1,546,098 shares of the Company's Class B Common Stock which the current directors and executive officers as a group, other than Mr. Redstone, had the right to acquire within 60 days from February 29, 2008, through the exercise of stock options or through the vesting of RSUs.

(8)
Mr. Redstone is the beneficial owner of the controlling interest in National Amusements and, accordingly, beneficially owns all such shares. NAIRI is a wholly owned subsidiary of National Amusements.

(9)
The number of shares identified is based on a Schedule 13D dated January 3, 2006 and filed with the SEC by Gamco Investors, Inc. et al. on January 13, 2006. The Schedule 13D reported that the Gabelli entities have investment discretion and/or voting power with respect to substantially all of such shares. There have been no filings with respect to these shares since January 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE and to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's compliance program, a review of the forms furnished to the Company and written representations, the Company believes that during 2007 its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that during March 2007, Leonard Goldberg inadvertently filed late a Form 4 which was due to report an acquisition in March 2007 of the Company's Class B Common Stock by a family trust. Immediately upon becoming aware of the acquisition, the Form 4 was promptly filed.

RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

              The Board of Directors adopted a written policy whereby the Nominating and Governance Committee reviews and approves, ratifies or takes other actions it deems appropriate with respect to a related person transaction that, under the rules of the SEC, is required to be disclosed in the Company's proxy statement. In its review, the Committee considers the related person's interest in the transaction; the material terms of the transaction, including the dollar amount involved; the importance of the transaction to the related person and the Company; whether the transaction would impair the judgment of the related person; and any other information the Committee deems appropriate.

              Any member of the Committee who is a related person with respect to a transaction under review may not participate in the review or vote respecting the transaction; however, that person may be counted in determining the presence of a quorum at a meeting of the Committee that considers the transaction.

              Under the policy, the Company's legal staff is primarily responsible for determining whether a related person has a direct or indirect material interest in a transaction with the Company that is required to be disclosed. The determination will be made after a review of information obtained from the related person and information available from the Company's records. The staff is responsible for establishing and maintaining policies and procedures to obtain relevant information to allow it to make the determination.

Agreements Related to Viacom Inc.

              The separation of former Viacom Inc. ("Former Viacom") into two publicly traded companies, CBS Corporation and new Viacom Inc. ("Viacom"), was completed on December 31, 2005 (the "Separation"). National Amusements, the Company's controlling stockholder, is also the controlling stockholder of Viacom. Mr. Sumner M. Redstone, the controlling stockholder, chairman of the board of directors and chief executive officer of National Amusements, serves as the Executive Chairman of the Board of Directors for both the Company and Viacom. For purposes of governing certain ongoing relationships between the Company and Viacom after the Separation, the Company and Viacom entered into various agreements, including a separation agreement, tax matters agreement and transition services agreement. In accordance with the terms of the separation agreement, since December 2005 Viacom made payments to the Company with respect to a special dividend in the total amount of $5.74 billion, $170 million of which was paid by Viacom to the Company in January 2007.

              During 2007, the Company, through its normal course of business, was involved in transactions with companies owned by Viacom. The Company, through its Television segment, licenses its television products to Viacom, primarily MTV Networks and Black Entertainment Television. In addition, the Company recognizes advertising revenues for media spending placed by various subsidiaries of Viacom, primarily Paramount Pictures. Paramount Pictures also distributes certain of the Company's television products in the home entertainment market. Simon & Schuster, a subsidiary of the Company, is also involved in certain nonmaterial transactions with Viacom. The Company's total revenues from these transactions were $292.0 million for the year ended December 31, 2007. In addition, the Company, through Showtime Networks and CBS Television, during 2007, paid license fees to Viacom, primarily Paramount Pictures, for motion picture programming. The Company also places advertisements with various subsidiaries of Viacom. The total amounts from these transactions were $172.4 million for the year ended December 31, 2007. As of December 31, 2007, Viacom owed the Company approximately $322.1 million, and the Company owed Viacom approximately $103.3 million in connection with the Company's various normal course of business transactions with Viacom.

              During July 2007, the Company purchased 869,145 shares of the Company's Class A Common Stock and Class B Common Stock from the Viacom 401(k) Plan for $29.8 million, and Viacom purchased 2,823,178 shares of Viacom class A and class B common stock from the 401(k) plans sponsored by the Company for $120.0 million.

              The Company believes that the terms of all such transactions were no more or less favorable to the Company and its businesses than they would have obtained from unrelated parties. The Company expects for the foreseeable future to continue to have transactions with Viacom.

Other Related Person Transactions

              On October 28, 2004, Former Viacom entered into an agreement (the "NAIRI Agreement") with National Amusements and NAIRI pursuant to which Former Viacom agreed to buy, and National Amusements and NAIRI agreed to sell, a number of shares of Class B Common Stock each month such that the ownership percentage of Class A Common Stock and Class B Common Stock (considered as a single class) held by National Amusements and/or NAIRI would not increase as a result of purchases by the Company of its shares under its $8.0 billion stock purchase program announced in October 2004. In 2007, the Company did not make any purchases under this program, and the Company has made no purchases under this program in 2008 to date. A copy of the NAIRI Agreement was filed with the SEC as Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004.

              Mr. Redstone is the beneficial owner of approximately 88% of the common stock of Midway Games Inc. ("Midway") as of February 7, 2007, according to a Schedule 13D filed with the SEC on February 7, 2007, of which approximately 75% is held by National Amusements and one of its subsidiaries. Midway places advertisements from time to time with various subsidiaries of the Company, which amounted to approximately $266,400 in 2007. The Company believes that the terms of these transactions were no more or less favorable to its subsidiaries than they would have obtained from unrelated parties. The Company may continue to enter into these transactions with Midway in the future.

              The National Center on Alcohol and Substance Abuse at Columbia University ("CASA"), of which Mr. Califano is Chairman and President, sponsors an annual "Family Day" event, the purpose of which is to encourage families to eat dinner together. In 2007, certain divisions of the Company and its subsidiaries supported the cause by airing public service announcements (PSAs) that promote Family Day. It is anticipated that divisions of the Company and its subsidiaries will from time to time promote Family Day. In addition, in 2007, the Company made a contribution of $50,000 to CASA in connection with its $250,000 commitment in 2005 to CASA, payable in equal installments over five years, which commenced in 2006.

              Julie Chen, the wife of Mr. Moonves, is an anchor on CBS Networks' The Early Show and the host of the CBS Network show Big Brother. Ms. Chen's compensation is comparable to talent in similar positions at the CBS Network, and the Company believes it is comparable to entertainment talent in such positions generally.

              Amy Salerno, a daughter of Mr. Salerno, is an employee in the Business Development department of Showtime Networks Inc., a subsidiary of the Company. Ms. Salerno has been an employee of Showtime Networks for approximately 8 years. She is not an executive officer of the Company or of Showtime. Her compensation was increased from the $131,000 reported in the 2007 proxy statement to reflect a promotion granted in November 2006 and a merit increase for 2007, resulting in compensation consistent with other employees at her level.

              In November 1995, the Company entered into an agreement with Gabelli Asset Management Company ("GAMCO") pursuant to which GAMCO manages certain assets for qualified U.S. pension plans sponsored by the Company. In 2007, the Company paid GAMCO approximately $274,120 for such investment management services. The Company believes that the terms of the agreement with GAMCO are no more or less favorable to the Company than it could have obtained from unrelated parties. Entities that are affiliated with GAMCO collectively own 4,844,623 shares of the Company's Class A Common Stock, according to a Schedule 13D filed with the SEC on January 13, 2006 by such entities, the most recent filing available, which, as of February 29, 2008, represents approximately 8.3% of the outstanding shares of the class.

ITEM 1—ELECTION OF DIRECTORS

              The election of 14 directors is proposed by the Board of Directors, each director to hold office, in accordance with the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified. The Company's Board of Directors proposes for election: David R. Andelman, Joseph A. Califano, Jr., William S. Cohen, Gary L. Countryman, Charles K. Gifford, Leonard Goldberg, Bruce S. Gordon, Linda M. Griego, Arnold Kopelson, Leslie Moonves, Doug Morris, Shari Redstone, Sumner M. Redstone and Frederic V. Salerno. All of the nominees are current members of the Company's Board of Directors who were elected at the Company's 2007 Annual Meeting of Stockholders.

              In accordance with the Board's recommendation, the proxy holders will vote the shares of the Company's Class A Common Stock covered by the respective proxies for the election of each of the 14 director nominees set forth below, unless the stockholder gives instructions to the contrary. If, for any reason, any of the director nominees become unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the Board. Each of the director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

              Information about each director nominee is set forth below, including the director's business experience, tenure on the Company's Board and service on the boards of directors of other publicly traded companies and investment companies.

David R. Andelman
Age 68 Director since 2000	Mr. Andelman is an attorney associated with the law firm of Lourie & Cutler, P.C. in Boston, Massachusetts since 1964. Mr. Andelman also serves as a director and treasurer of Lourie & Cutler. He is also a director of National Amusements.
Joseph A. Califano, Jr.
Age 76 Director since 2003	Mr. Califano is Chairman of the Board and President of The National Center on Addiction and Substance Abuse at Columbia University, a position he has held since 1992. Mr. Califano has served as Adjunct Professor of Public Health at Columbia University's Medical School and School of Public Health since 1992 and is a member of the Institute of Medicine of the National Academy of Sciences. He was senior partner of the Washington, D.C. office of the law firm Dewey Ballantine from 1983 to 1992. Mr. Califano served as the United States Secretary of Health, Education and Welfare from 1977 to 1979, and he served as President Lyndon B. Johnson's Assistant for Domestic Affairs from 1965 to 1969. He is the author of 11 books. Mr. Califano is also a director of Midway Games Inc. and Willis Group Holdings Limited.
William S. Cohen
Age 67 Director since 2003	Mr. Cohen has been Chairman and Chief Executive Officer of The Cohen Group, a business consulting firm, since January 2001. Prior to founding The Cohen Group, Mr. Cohen served as the United States Secretary of Defense from January 1997 to 2001. He also served as a United States Senator from 1979 to 1997, and as a member of the United States House of Representatives from 1973 to 1979.

Gary L. Countryman
Age 68 Director since 2007	Mr. Countryman has been Chairman Emeritus of the Liberty Mutual Group since 2000. He served as Chairman of Liberty Mutual Group from 1986 to 2000 and as Chief Executive Officer from 1986 to 1998. Mr. Countryman is also Chairman of the Dana Farber Cancer Institute and President of the United Ways of New England. Mr. Countryman is also a director of Bank of America Corporation, the Liberty Mutual Group and NSTAR.
Charles K. Gifford
Age 65 Director since 2006	Mr. Gifford has been Chairman Emeritus of Bank of America Corporation since February 2005. He was Chairman and Chief Executive Officer of BankBoston prior to its 1999 merger with Fleet Financial Group and became President and Chief Operating Officer of the combined companies. Mr. Gifford became Chief Executive Officer of FleetBoston Financial in 2001 and Chairman in 2002. Mr. Gifford is also a director of Bank of America Corporation and NSTAR.
Leonard Goldberg
Age 74 Director since 2007	Mr. Goldberg has been President of Mandy Films, Inc. and Panda Productions, Inc., both television and film production companies, since 1984. He was President of Twentieth Century Fox from 1987 to 1989. In addition, from 1972 to 1984, he partnered with producer Aaron Spelling to launch various television series and made-for-television movies. Prior to that, Mr. Goldberg served as Vice President of Production at Screen Gems (now Columbia Pictures Television) from 1969 to 1972. During the years 1961 to 1969, he served in various positions with the ABC Network, advancing to Head of Programming.
Bruce S. Gordon
Age 62 Director since 2006	Mr. Gordon served as President and Chief Executive Officer of the National Association for the Advancement of Colored People (NAACP) from June 2005 to March 2007. In December 2003, Mr. Gordon retired from Verizon Communications where he had served as President, Retail Markets Group since June 2000. Prior to that, Mr. Gordon served as Group President, Enterprise Business with Bell Atlantic Corporation (Verizon's predecessor) since December 1998. He served as Group President, Consumer and Small Business Services of Bell Atlantic from 1993 to August 1997, and as Group President, Retail, from August 1997 to December 1998. Mr. Gordon is also a director of Tyco International Ltd.

Linda M. Griego
Age 60 Director since 2007	Ms. Griego has served, since 1986, as President and Chief Executive Officer of Griego Enterprises, Inc., a business management company. She oversees the operations of Engine Co. No. 28, a prominent restaurant in downtown Los Angeles that Ms. Griego founded in 1988. From 1990 to 2000, Ms. Griego held a number of government related appointments, including Deputy Mayor of the city of Los Angeles, President and Chief Executive Officer of the Los Angeles Community Development Bank, and President and Chief Executive Officer of Rebuild LA, the agency created to jump-start inner-city economic development following the 1992 Los Angeles riots. Over the past two decades, she has also served on a number of government commissions and boards of directors of non-profit organizations, including current service on the boards of the Robert Wood Johnson Foundation, the Packard Foundation and the Public Policy Institute of California. Ms. Griego has served as a director of publicly traded and private corporations, including presently serving as director of City National Corporation, Southwest Water Company and AECOM Technology Corporation.
Arnold Kopelson
Age 73 Director since 2007	Mr. Kopelson has been Co-Chairman and President of Kopelson Entertainment, through which he produces films and finances the acquisition and development of screenplays, since 1979. Prior to that, he practiced entertainment and banking law, specializing in motion picture financing. He has been honored with a Best Picture Academy Award, a Golden Globe, and an Independent Spirit Award, and his films have generated 17 Academy Award nominations. Mr. Kopelson serves on the Executive Committee of the Producers Branch of the Academy of Motion Picture Arts and Sciences and is a member of the Advisory Board of the Rand Corporation Center for Middle East Public Policy.
Leslie Moonves
Age 58 Director since 2006	Mr. Moonves has been President and Chief Executive Officer of the Company since January 2006. Previously, Mr. Moonves served as Co-President and Co-Chief Operating Officer of Former Viacom from June 2004 through December 2005. Prior to that, he served as Chairman and Chief Executive Officer of CBS Broadcasting since 2003 and as its President and Chief Executive Officer since 1998. Mr. Moonves joined former CBS Corporation in 1995 as President, CBS Entertainment. Prior to that, Mr. Moonves was President of Warner Bros. Television since July 1993. Mr. Moonves is also a director of KB Home.

Doug Morris
Age 69 Director since 2007	Mr. Morris has been the Chairman and Chief Executive Officer of Universal Music Group since November 1995. In July 1995, he formed a joint venture with Universal Music Group for a full-service record label. Prior to that, Mr. Morris served as President and Chief Operating Officer of Warner Music U.S. commencing in 1994 and was soon after appointed Chairman. He served as President of Atlantic Records and Co-Chief Executive Officer of the Atlantic Recording Group from 1980 to 1994. Mr. Morris began his career as a songwriter, producer, and the founder of his own record label, which was acquired by Atlantic Records in 1978.
Shari Redstone[1]
Age 53 Director since 1994	Ms. Redstone has been Vice Chair of the Board of the Company since June 2005, and President of National Amusements since January 2000. Prior to that, Ms. Redstone served as Executive Vice President of National Amusements since 1994. Ms. Redstone practiced law from 1978 to 1993, with her practice including corporate law, estate planning and criminal law. Ms. Redstone is a member of the Board of Directors and Executive Committee for the National Association of Theatre Owners, Co-Chairman and Co-President of MovieTickets.com, Inc., and Chairman and Chief Executive Officer of CineBridge Ventures, Inc. Ms. Redstone is a board member of several charitable organizations, including the Board of Trustees at Dana Farber Cancer Institute, the Board of Directors at Combined Jewish Philanthropies and the Board of Directors of the John F. Kennedy Library Foundation. Ms. Redstone is also a director of National Amusements, Midway Games Inc. (Chair) and Viacom (Vice Chair).

Sumner M. Redstone[1]
Age 84 Director since 1986	Mr. Redstone is the Company's Founder and has been Executive Chairman of the Board since January 2006. He was Chairman of the Board of Former Viacom from 1987 through 2005 and served as Chief Executive Officer of Former Viacom from 1996 through 2005. Mr. Redstone has also served as Chairman of the Board of National Amusements since 1986 and Chief Executive Officer of National Amusements since 1967. He served as President of National Amusements from 1967 through 1999. Mr. Redstone served as the first Chairman of the Board of the National Association of Theatre Owners and is currently a member of its Executive Committee. Mr. Redstone has lectured at a variety of universities, including Harvard Law School and Brandeis University, and in 1982 joined the faculty of the Boston University School of Law. Mr. Redstone graduated from Harvard University in 1944 and received a LL.B. from Harvard University School of Law in 1947. Upon graduation, Mr. Redstone served as Law Secretary with the United States Court of Appeals and then as a Special Assistant to the United States Attorney General. Mr. Redstone served in the Military Intelligence Division during World War II. While a student at Harvard, he was selected to join a special intelligence group whose mission was to break Japan's high-level military and diplomatic codes. Mr. Redstone received, among other honors, two commendations from the Military Intelligence Division in recognition of his service, contribution and devotion to duty. He is also a recipient of the Army Commendation Award. Mr. Redstone is also Chairman of the Board of National Amusements and serves as Executive Chairman of the board of directors and Founder of Viacom.
Frederic V. Salerno
Age 64 Director since 2007	Mr. Salerno is a retired Vice Chairman and Chief Financial Officer of Verizon Communications Inc., a position he held from June 2000 to October 2002. Prior to that, Mr. Salerno served as Vice Chairman and Chief Financial Officer of Bell Atlantic Corporation (Verizon's predecessor) from August 1997. Prior to the merger of Bell Atlantic and NYNEX Corporation, Mr. Salerno served as Vice Chairman, Finance and Business Development of NYNEX from 1994 to 1997. Mr. Salerno was Vice Chairman of the Board of NYNEX and President of the NYNEX Worldwide Services Group from 1991 to 1994. Prior to the Separation, Mr. Salerno served as a director of Former Viacom from 1994 through 2005. Mr. Salerno is also a director of Akamai Technologies, Inc., The Bear Stearns Companies Inc., IntercontinentalExchange, Inc., Popular Inc. and Viacom.

1            Ms. Redstone is Sumner Redstone's daughter. None of the other director nominees is related to any other director or executive officer by blood, marriage or adoption.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the election of each of the director nominees named above.

DIRECTOR COMPENSATION

Outside Director Compensation During 2007

              The following table sets forth information concerning the compensation of the Company's Outside Directors for 2007.

Name (a)	Fees Earned or Paid in Cash ($) (b) (1)	Stock Awards ($) (c) (2)	Option Awards ($) (d) (3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (e) (4)	All Other Compensation ($) (f)	Total ($) (g)

Andelman, David R.	$78,000	$55,014	$40,162	$110	$0	$173,286
Califano, Jr., Joseph A.	142,000	55,014	40,162	5,902	0	243,078
Cohen, William S.	96,000	55,014	40,162	182	0	191,358
Countryman, Gary L.	89,250	30,558	52,652	112	0	172,572
Gifford, Charles K.	160,650	55,014	22,150	6,483	0	244,297
Goldberg, Leonard	87,050	50,430	79,503	N/A	0	216,983
Gordon, Bruce S.	104,000	55,014	22,150	N/A	0	181,164
Griego, Linda M.	65,900	30,558	52,652	N/A	0	149,110
Kopelson, Arnold	57,900	30,558	52,652	48	0	141,158
Morris, Doug	67,900	30,558	52,652	84	0	151,194
Redstone, Shari	78,000	55,014	21,675	24	0	154,713
Salerno, Frederic V.	54,450	24,454	50,756	62	0	129,722

(1)
Reflects cash amounts earned in 2007 for the annual board retainer, committee chair retainers, and meeting fees for board and committee meetings. These amounts include cash deferred by Messrs. Andelman, Califano, Cohen, Countryman, Gifford, Kopelson, Morris and Salerno under the CBS Corporation Deferred Compensation Plan for Outside Directors.

(2)
Amounts reflect the Company's 2007 compensation expense, calculated in accordance with SFAS No. 123 (revised 2004) "Share-Based Payment" ("SFAS 123R"), associated with stock-based awards ("RSUs") granted in 2007 and in prior years. However, in accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, which would otherwise be taken into account under SFAS 123R. Except for estimated forfeitures, these amounts reflect the Company's accounting expense for these awards and may not correspond to the actual value recognized by the director. Differences in the amounts shown among Board members largely reflect differences in length of service. See "RSUs, PSUs and Restricted Shares" in Note 11 to the audited 2007 consolidated financial statements on pages II-61 – II-62 in the Company's Form 10-K for the fiscal year ended December 31, 2007 for a discussion of the assumptions made in calculating these amounts.

The fair value on the date of grant of stock awards granted during 2007, and the outstanding stock awards held by each of the Outside Directors named in the table as of the end of fiscal year 2007, are as follows:

Name	Fair Value of Prorated RSU Grants in 2007 (a)	Fair Value of Annual RSU Grants in 2007 (b)	Aggregate Number of Unvested RSUs Outstanding at FYE 2007

Andelman, David R.	N/A	$55,015	1,765
Califano, Jr., Joseph A.	N/A	55,015	1,765
Cohen, William S.	N/A	55,015	1,765
Countryman, Gary L.	$45,838	N/A	1,622
Gifford, Charles K.	N/A	55,015	1,765
Goldberg, Leonard	N/A	55,015	1,765
Gordon, Bruce S.	N/A	55,015	1,765
Griego, Linda M.	45,838	N/A	1,622
Kopelson, Arnold	45,838	N/A	1,622
Morris, Doug	45,838	N/A	1,622
Redstone, Shari	N/A	55,015	1,765
Salerno, Frederic V.	36,681	N/A	1,298

    (a)
    Amounts reflect the fair value on the date of grant, in accordance with SFAS 123R, of the indicated number of RSUs granted on November 1, 2007 to Outside Directors who were elected during fiscal 2007, but after the January 31, 2007 annual RSU grant.

    (b)
    Amounts reflect the fair value on the date of grant, January 31, 2007, of 1,765 RSUs, in accordance with SFAS 123R.

(3)
Amounts reflect the Company's 2007 compensation expense, calculated in accordance with SFAS 123R, associated with stock option awards made in 2007 and in prior years. However, in accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, which would otherwise be taken into account under SFAS 123R. Except for estimated forfeitures, these amounts reflect the Company's accounting expense for these awards and may not correspond to the actual value recognized by the Outside Director. Differences in the amounts shown among Outside Directors largely reflect differences in length of service. See "Stock Options and Equivalents" in Note 11 to the audited 2007 consolidated financial statements on pages II-62 – II-65 in the Company's Form 10-K for the fiscal year ended December 31, 2007 for a discussion of the assumptions made in calculating these amounts.

  The fair value on the date of grant of the option awards granted during 2007, calculated using the Black-Scholes option-pricing model, and the outstanding option awards held by each of the Outside Directors named in the table as of the end of fiscal year 2007, are as follows:

Name	Fair Value of Initial Option Grants in 2007 (a)	Fair Value of Annual Option Grants in 2007 (b)	Aggregate Number of Option Awards Outstanding at FYE 2007

Andelman, David R.	N/A	$31,933	44,566
Califano, Jr., Joseph A.	N/A	31,933	33,106
Cohen, William S.	N/A	31,933	33,106
Countryman, Gary L.	$68,636	N/A	12,734
Gifford, Charles K.	N/A	31,933	22,920
Goldberg, Leonard	76,086	31,933	17,827
Gordon, Bruce S.	N/A	31,933	26,413
Griego, Linda M.	68,636	N/A	12,734
Kopelson, Arnold	68,636	N/A	12,734
Morris, Doug	68,636	N/A	12,734
Redstone, Shari	N/A	31,933	15,072
Salerno, Frederic V.	83,077	N/A	12,734

    (a)
    Amounts reflect the fair value, in accordance with SFAS 123R, of options to purchase 12,734 shares of the Company's Class B Common Stock granted to newly elected Outside Directors on the following dates: Goldberg, January 31, 2007; Countryman, Griego, Kopelson and Morris, March 27, 2007; and Salerno, May 23, 2007.

    (b)
    Amounts reflect the fair value, in accordance with SFAS 123R, of options to purchase 5,093 shares of the Company's Class B Common Stock granted pursuant to annual grants awarded to Outside Directors on January 31, 2007.

(4)
Interest accrues on amounts deferred under the CBS Corporation Deferred Compensation Plan for Outside Directors at the prime rate in effect at Citibank, N.A. at the beginning of each calendar quarter. The prime rate generally represents an interest rate that is more than 120% higher than the applicable Federal Reserve Board's long-term interest rate and therefore is deemed to be preferential for purposes of this table. Accordingly, we have indicated above the difference in the amount of interest accrued for each Outside Director in 2007 compared to the interest that would have been accrued at 120% of the applicable Federal Reserve Board's long-term interest rate.

Description of Outside Director Compensation

              Directors of the Company who are not employees of the Company or any of its subsidiaries are "Outside Directors" as defined in the director plans described below. Outside Directors receive compensation for their service on the Board and are eligible to participate in these director plans. Messrs. Andelman, Califano, Cohen, Countryman, Gifford, Goldberg, Gordon, Kopelson, Morris and Salerno and Mses. Griego and Redstone are currently deemed Outside Directors. Messrs. Redstone and Moonves are not compensated for serving on the Board and are not eligible to participate in any director plans.

Cash Compensation

              The Company pays the following cash compensation to Outside Directors:

  •
  A $60,000 annual retainer, payable in equal installments quarterly in advance;

  •
  A per meeting attendance fee of $2,000 for each Board meeting;

  •
  A per meeting attendance fee of $2,000 to Committee members for each meeting of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee; and

  •
  A $20,000 annual retainer for the chair of each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, payable in equal installments quarterly in advance.

Deferred Compensation Plan

              The Company maintains deferred compensation plans for Outside Directors (the "Director Deferred Compensation Plans"). Under the Director Deferred Compensation Plans, Outside Directors may elect to defer their Board and committee retainer and meeting fees. Deferred amounts are credited during a calendar quarter to an interest-bearing income account or a stock unit account in accordance with the director's prior election. Amounts credited to an income account bear interest at the prime rate in effect at the beginning of each calendar quarter. Amounts credited to a stock unit account are deemed invested in phantom units for shares of the Company's Class A Common Stock and Class B Common Stock on the first day of the calendar quarter following the quarter in which the amounts are credited, with the number of shares calculated based on the closing market prices on that first day. Until the amounts credited to the stock unit account are converted into phantom units, these credited amounts bear interest at the prime rate in effect at the beginning of the relevant calendar quarter.

              Upon a director's leaving the Board, the amounts deferred under the Director Deferred Compensation Plans are paid in cash in a lump sum or in three or five annual installments, based on the director's prior election, with the lump sum or initial annual installment becoming payable on the later of six months after the director leaves the Board (90 days after the director leaves the Board in the case of amounts deferred before January 1, 2005) or on January 15th of the following year. The value of a stock unit account is determined by reference to the average of the respective closing market prices of the Company's Class A Common Stock and Class B Common Stock on the NYSE on each trading date during the four-week period ending five business days prior to the initial payment date. Amounts paid in installments accrue interest until the final installment is paid.

Equity Compensation

              The Company maintains the amended and restated CBS Corporation 2005 RSU Plan for Outside Directors (the "Director RSU Plan") and the amended and restated CBS Corporation 2000 Stock Option Plan for Outside Directors (the "Director Option Plan").

Stock Awards

              Outside Directors receive the following awards under the Director RSU Plan:

  •
  An annual grant of RSUs on January 31st of each year equal to $75,000 in value based on the closing price of the Company's Class B Common Stock on the NYSE on the date of grant, which RSUs vest one year from the date of grant; and

  •
  Prorated RSU grants for Outside Directors who join the Board following the date of the annual RSU grant, but during the calendar year of the grant. Such grants are made five business days following the date such Outside Director joins the Board. The number of RSUs underlying each grant will be determined by dividing (i) the product of $6,250 ($75,000 divided by 12) and the number of months remaining in the calendar year from the date the Outside Director joins the Board (counting the month of joining as a full month), by (ii) the closing price of the Company's Class B Common Stock on the NYSE on the date of grant. Prorated RSU grants vest on the first anniversary of the date of grant of the annual RSU grant that was awarded during the calendar year in which the Outside Director received such prorated RSU grant.

RSUs are payable to Outside Directors in shares of the Company's Class B Common Stock upon vesting unless the Outside Director elects to defer the settlement of the RSUs to a future date. Outside Directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its Class B Common Stock. Dividend equivalents will accrue on the RSUs (including RSUs for which settlement has been deferred) in accordance with the Director RSU Plan until the RSUs are settled.

Option Awards

              Outside Directors receive the following awards under the Director Option Plan:

  •
  An initial grant of 12,734 stock options to purchase shares of the Company's Class B Common Stock on the date the director joins the Board as, or otherwise becomes, an Outside Director, which options will vest one year from the date of grant; and

  •
  An annual grant of 5,093 stock options to purchase shares of the Company's Class B Common Stock on January 31st of each year, which options will vest in three equal annual installments, on the first, second and third anniversaries of the date of grant.

              The exercise price for the stock option grants made under the Director Option Plan is the closing price of the Company's Class B Common Stock on the NYSE on the date of grant, or if such day is not a business day, on the business day immediately preceding the date of grant.

Other

Expenses:    Directors are reimbursed for expenses incurred in attending Board, committee and stockholder meetings (including travel and lodging) in accordance with the Company's normal travel policies.

Director Attendance at Certain Other Events:    CBS Corporation believes it is in its best interest for directors to participate in certain Company events and other events to meet with management, customers, talent and others important to the Company's business. The Board has established a policy on director attendance at these events. Under the policy, tickets to events that are designated as having a business purpose are allocated to directors. In addition, the Company reimburses directors for travel expenses in accordance with the Company's normal travel policies.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the year ending December 31, 2008, subject to stockholder ratification. The Audit Committee has reviewed PwC's independence from the Company as described in the "Report of the Audit Committee." In appointing PwC as the Company's independent registered public accounting firm for the year ending December 31, 2008, and in recommending that the Company's stockholders ratify the appointment, the Audit Committee has considered whether the non-audit services provided by PwC were compatible with maintaining PwC's independence from the Company and has determined that such services do not impair PwC's independence.

              Representatives of PwC are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to questions at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for fiscal year 2008.

REPORT OF THE AUDIT COMMITTEE

              The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates such information by reference.

              The Audit Committee Charter states that the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audit of the consolidated financial statements of the Company. The Audit Committee also assists the Board of Directors' oversight of:

  •
  The quality and integrity of the Company's consolidated financial statements and related disclosures;

  •
  Evaluation of the effectiveness of the Company's internal control over financial reporting and risk management;

  •
  The Company's compliance with legal and regulatory requirements;

  •
  The independent auditor's qualifications and independence; and

  •
  The performance of the Company's internal audit function and independent auditor.

              Under the Audit Committee Charter, the Audit Committee's authorities and duties include, among other things:

  •
  Direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent auditor, which reports directly to the Audit Committee, and the sole authority to pre-approve all services provided by the independent auditor;

  •
  Reviewing and discussing the Company's annual audited financial statements, quarterly financial statements and earnings releases with the Company's management and its independent auditor;

  •
  Reviewing the organization, responsibilities, audit plan and results of the internal audit function;

  •
  Reviewing with management, the internal auditor and the independent auditor the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures; and

  •
  Reviewing with management material legal matters and the effectiveness of the Company's procedures to ensure compliance with legal and regulatory requirements.

              The Audit Committee also discusses certain matters with the independent auditor on a regular basis, including the Company's critical accounting policies, certain communications between the independent auditor and management, and the qualifications of the independent auditor.

              The full text of the Audit Committee Charter is available on CBS Corporation's website at www.cbscorporation.com. The Audit Committee assesses the adequacy of its Charter at least every other year, or more frequently as the Committee may determine.

              The Company's management is responsible for the preparation of the Company's consolidated financial statements, the financial reporting processes and maintaining effective internal control over financial reporting. The independent auditor is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of the audited consolidated financial statements to U.S. generally accepted accounting principles. The independent auditor also expresses an opinion on the effectiveness of the Company's internal control over financial reporting. The Audit Committee monitors and oversees these processes.

              As part of its oversight role, the Audit Committee has reviewed and discussed with management and the Company's independent auditor, PricewaterhouseCoopers LLP ("PwC"), the Company's audited consolidated financial statements for the year ended December 31, 2007, the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition" in the Company's 2007 Annual Report on Form 10-K and matters relating to the effectiveness of the Company's internal control over financial reporting as of December 31, 2007.

              The Audit Committee has also discussed with PwC all required communications, including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PwC the firm's independence from the Company.

              Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

Members of the Audit Committee

Gary L. Countryman, Chair
Joseph A. Califano, Jr.
Linda M. Griego
Doug Morris
Frederic V. Salerno

FEES FOR SERVICES PROVIDED BY THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

              The following table sets forth fees for professional services rendered by PwC to the Company and its subsidiaries for each of the years ended December 31, 2007 and 2006.

	2007	2006
Audit Fees	$8,934,000	$7,914,000
Audit-Related Fees(1)	534,000	326,000
Tax Fees(2)	509,000	230,000
All Other Fees(3)	27,000	4,000

Total	$10,004,000	$8,474,000

(1)
Audit-related fees for 2007 principally related to employee benefit plan audits, due diligence services in connection with mergers and acquisitions, and certain attestation services (primarily audits required by contract). Audit-related fees for 2006 principally related to employee benefit plan audits and certain attestation services (primarily audits required by contract).

(2)
Tax fees for 2007 and 2006 principally related to tax compliance, tax advice and tax planning services for domestic and international subsidiaries.

(3)
All other fees for 2007 and 2006 principally related to PwC reference materials and publications purchased by the Company.

Audit Committee Pre-Approval of Services Provided by PwC

              All audit and non-audit services provided to the Company by PwC in 2007 were pre-approved by the Audit Committee. Under the Audit Committee's pre-approval policies and procedures in effect during 2007, the Chair of the Audit Committee was authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services, up to a maximum amount of $200,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $1,000,000. The Audit Committee receives regular reports on the engagements approved by the Chair pursuant to this delegation. For 2008, the Audit Committee adopted pre-approval policies and procedures that permit the Chair to pre-approve the specified audit and non-audit services up to a maximum amount of $200,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $1,000,000.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Objectives

              CBS Corporation's compensation programs are designed to motivate and reward business success and to increase stockholder value. The Company's compensation programs are based on the following core objectives:

  •
  Stockholder Value Focused:  Align executives' interests with stockholders' interests, with particular emphasis on creating incentives that reward consistently increasing value.

  •
  Market-based:  Take into account the profile of compensation and benefits programs found in peer companies in order to attract and retain the talent needed to drive sustainable competitive advantage and deliver value to stockholders.

  •
  Performance-based:  Ensure plans provide reward levels that reflect variances between actual and desired performance results.

  •
  Flexible:  Enable management and the Board to make decisions based on the needs of the business and to recognize different levels of individual contribution and value creation.

Evaluating Senior Executive Compensation

              The Compensation Committee reviews and approves the Company's compensation arrangements with each of the executive officers whose compensation is individually disclosed in the tables that appear on subsequent pages (the "named executive officers") and certain other senior executives (together with the named executive officers, the "senior executives"). The Committee reviews all components of the senior executives' compensation, including base salary, annual and long-term incentives and severance arrangements to ensure that they adhere to the core objectives of the Company's compensation programs. The Committee utilizes a rolling twelve-month calendar based on regularly scheduled meeting dates that identifies the meeting date at which each senior executive requires Committee consideration regarding compensation and the type of action to be considered (i.e., salary increase, annual bonus payout, long-term incentive award determination, and other compensation actions). All final determinations relating to the compensation of the Executive Chairman and the President and Chief Executive Officer are made by the Committee in executive session, with advice from its independent compensation consulting firm, Towers Perrin. In assessing the compensation of the senior executives, the Committee considers many factors, including the performance of the Company's operations (with respect to corporate executives, the overall performance of the Company, and with respect to operational executives, performance of the operations for which the executive is responsible), individual performance, experience, tenure and historical compensation, comparisons to other appropriate senior executives at identified peer companies and the advice of Towers Perrin. In considering any individual element of a senior executive's compensation, the Committee considers that element in relation to the individual executive's total compensation (i.e., base, bonus and long-term incentives).

              The Compensation Committee retains an independent compensation consulting firm, Towers Perrin, to advise the Committee in its review of senior executive compensation. The Committee has the sole authority to retain and terminate Towers Perrin and to review and approve Towers Perrin's fees and other retention terms. Towers Perrin does not perform any administrative or consulting services for the Company. In furtherance of the Committee's review of senior executive compensation, the consultant examines the compensation practices at companies with which the Company competes for senior executive talent, including those companies engaged in similar business activities (e.g., diversified media companies) and other publicly traded U.S. companies (general industry), as described below. Not all of the companies included in these groups may be used as a point of comparison when reviewing a senior executive's total compensation. In determining which companies are appropriate comparisons for each senior executive, Towers Perrin considers the scope of the executive's responsibility and the nature of the business for which he or she is responsible. As a result, the companies appropriate for comparison may differ from one senior executive to the next. The compensation assessment includes an evaluation of base salary, target annual incentive opportunities (as such data is available), actual annual incentive earned, annualized expected value of long-term incentives, benefits, and the resulting total actual and target compensation, in each case at the 65th percentile of reliable market data. Although the Committee does not target total compensation amounts for each senior executive to a specific benchmark, the Committee does consider the compensation levels from the compensation assessment as one factor in determining these total compensation amounts for each senior executive.

              In 2007, for purposes of its competitive assessment, the consultant primarily referenced an industry-specific group which included other diversified media companies (i.e., NBC Universal, News Corporation, Sony Corporation of America, Time Warner Inc., Viacom Inc. and The Walt Disney Company). The consultant also studied a general industry group, which included publicly traded companies from which the Company may source, or to which the Company may lose, executive talent (i.e., Altria Group, AT&T Inc., Cablevision Systems Corporation, Cisco Systems, Inc., Clear Channel Communications, Inc., The Coca-Cola Company, Comcast Corporation, Dell Inc., Electronic Data Systems Corporation, Gannett Co. Inc., General Electric Company, Hewlett-Packard Company, International Business Machines Corporation, News Corporation, PepsiCo, Inc., The Procter & Gamble Company, Qwest Communications International Inc., Sprint Nextel Corporation, Time Warner Inc., Verizon Communications Inc., Viacom Inc., The Walt Disney Company and Yahoo! Inc.). With respect to Messrs. Redstone and Moonves, separate assessments were prepared with the assistance of Towers Perrin as described in the following section, "Changes in Named Executive Officers' Compensation Arrangements in 2007."

Changes in Named Executive Officers' Compensation Arrangements in 2007

              During 2007, the Compensation Committee modified Mr. Redstone's employment agreement and approved new agreements for Mr. Moonves and Ms. Gordon.

              The new arrangements for Messrs. Redstone and Moonves were designed to create a stronger alignment between pay and the long-term performance of the Company, thereby further positioning the Company and its stockholders for continued future success.

              In 2007, the Compensation Committee and Mr. Redstone expressed a mutual desire to strengthen the link between his pay and the Company's long-term performance and agreed to reduce Mr. Redstone's cash compensation to provide for a greater portion of his remuneration through stock options and performance share units ("PSUs"). In determining the type of equity-based awards to be granted to Mr. Redstone, the Committee considered the objectives for different types of equity-based vehicles set forth in the "Long-term Incentives—Long-Term Management Incentive Program" section below. With respect to PSUs, the Committee reviewed alternative performance metrics that could apply to PSUs granted to Mr. Redstone and determined that the value of the PSU grants would be established based on the total stockholder return of the Company's Class B Common Stock relative to the S&P 500 companies and in certain circumstances (as described in the "Long-term Incentives—Terms of LTMIP Awards—Performance Goals (PRSUs)" section below), the Company's three-year average budgeted OIBDA (operating income before depreciation and amortization). Also, Mr. Redstone's entire deferred compensation account, which was fully vested, was converted to unvested appreciation rights ("Stock Option Equivalents") with vesting to occur ratably over four years. (The Stock Option Equivalents are described in the narrative section following the Summary Compensation Table for Fiscal Year 2007 and generally have the same economic profile as stock options.) These changes reflect the Committee's belief that a lower percentage of guaranteed compensation and a higher percentage of compensation linked to the Company's performance are desirable. In its review of Mr. Redstone's compensation, the Committee considered the compensation arrangements of other executive founders in similar management and ownership positions.

              With respect to Mr. Moonves, the Compensation Committee, following discussions with the Board and Mr. Redstone, determined to enter into a new employment contract with Mr. Moonves to accomplish the following key objectives:

  •
  To recognize Mr. Moonves' unique talent and abilities, and the contributions he is able to make to promote stockholder value;

  •
  To create a stronger link between pay and the long-term performance of the Company;

  •
  To ensure that the Company retains Mr. Moonves for a period extending beyond his then-current contract term ending June 2009 and that Mr. Moonves continues his focus on the short-term and long-term performance of the Company; and

  •
  To provide target compensation opportunity reflective of competitive practices of the entertainment industry and other leading U.S. companies.

              In its review of CEO compensation practices, the Compensation Committee considered the CEO compensation and benefits practices of diversified media companies (Time Warner Inc., News Corporation, The Walt Disney Company and Viacom Inc.), with reference to the CEO practices of other Fortune 500 companies, as provided by Towers Perrin. The CEO compensation assessment included an evaluation of annualized base salary (including deferred amounts), target bonus, annualized expected value of upfront and ongoing long-term incentives, and termination provisions. This information confirmed the Committee's approach in structuring a new CEO pay package which reduced fixed compensation, strengthened the pay-for-performance linkage and shifted the pay towards equity. In addition to competitive data provided by the consultant, the Committee also considered, in determining the appropriate level of pay, the total target compensation provided under his then current contract and Mr. Moonves' depth of experience and reputation as both a creative and business leader in the entertainment industry and his track record in positioning the Company to deliver attractive returns on investments to stockholders. The Committee discussed and reviewed alternatives for how to structure the new employment agreement with its independent compensation consultant.

              The Committee also engaged independent legal counsel for the purpose of advising the Committee with respect to the terms of Mr. Moonves' new employment agreement. The Committee had the sole authority to retain and terminate such counsel and to approve its fees and other retention terms.

              Consistent with the key objectives noted above, the Compensation Committee determined to provide a one-time upfront equity award in the form of stock options intended to vest over the term of Mr. Moonves' employment agreement, to change the focus from cash to equity through a reduction in salary and an increase in the value of annual equity awards, and to provide an incentive for Mr. Moonves to provide exclusive strategic services after he leaves the position of CEO. In determining the type of equity-based awards to be granted to Mr. Moonves, the Committee considered the objectives for different types of equity-based vehicles set forth in the "Long-term Initiatives—Long-Term Management Incentive Program" section below. As a result the Committee determined to provide total target compensation to Mr. Moonves that is (i) between the minimum and maximum levels of total compensation provided to the CEOs of the other diversified media companies considered and (ii) slightly above the level of his then current total compensation with a significant shift in the pay mix.

              With respect to each of Messrs. Redstone and Moonves, a tabular summary of their respective prior and new agreements is set forth below:

Summary of Changes in Compensation for Messrs. Redstone and Moonves
from Prior Agreements to New Agreements

		Mr. Redstone*		Mr. Moonves**
	At-Risk Compensation	Prior Agreement (effective immediately prior to 3/13/07)	Amended Agreement (effective 3/13/07)	Prior Agreement (effective immediately prior to 10/1/07)	New Agreement (effective 10/1/07)
Base Salary (including Deferred Compensation)	No	$3,050,000	$1,000,000	$5,900,000	$3,500,000
Target Bonus	Yes	6,100,000	3,500,000	11,800,000	10,500,000
Annual Long-Term Incentives (PSUs, RSUs and Stock Options)	Yes	N/A	6,000,000	4,350,000	7,600,000
Annualized Black-Scholes Value of Upfront Long-Term Incentive (Stock Option) Grant	Yes	5,400,000	N/A	5,400,000	7,360,000
Total		14,550,000	10,500,000	27,450,000	28,960,000

*
Actual value of bonus paid in 2008 for 2007 performance was $4,750,000. Actual value of bonus paid in 2007 for 2006 performance was $7,320,000.

**
Actual value of bonus paid in 2008 for 2007 performance was $18,500,000 (comprised of cash only). Actual value of bonus paid in 2007 for 2006 performance was $19,000,000 (comprised of $15,000,000 in cash and a $4,000,000 million RSU grant).

              The changes in pay mix reflected in their respective new arrangements as compared to their prior agreements are as follows:

Pay Mix for Messrs. Redstone and Moonves
under Prior Agreements versus New Agreements

	Mr. Redstone		Mr. Moonves
	Prior Agreement (effective immediately prior to 3/13/07)	Amended Agreement (effective 3/13/07)	Prior Agreement (effective immediately prior to 10/1/07)	New Agreement (effective 10/1/07)
Base Salary (including Deferred Compensation)	21%	10%	21%	12%
Target Bonus	42%	33%	43%	36%
Annualized Value of Long-Term Incentives(a)	37%	57%	36%	52%

(a)
In calculating these percentages, the annualized value of long-term incentives includes the annual long-term incentive awards provided in Messrs. Redstone's and Moonves' respective employment agreements, expressed in dollar values, with the number for such awards determined by the fair market value on the date of grant. These values from the new agreements were compared to values from the respective old agreements, which provided for grants of long-term incentive awards based on a number of awards. For Mr. Moonves, the calculation of the "New Agreement" percentage also includes the annualized value of his up-front stock options, the value of which was based on a Black-Scholes value provided by Towers Perrin and divided by 5 to account for each year under the new employment term.

              The terms of Mr. Redstone's and Mr. Moonves' employment agreements are described in the narrative section following the Summary Compensation Table for Fiscal Year 2007.

              With the expiration of Ms. Gordon's employment agreement on February 27, 2007, the Compensation Committee determined that it would be in the Company's best interest to enter into a new employment agreement with her, effective March 1, 2007, which provides that she will continue to serve in her role as Senior Vice President, Controller and Chief Accounting Officer. Based on the Committee's review of the Towers Perrin compensation assessment, the terms of her new employment agreement provide for the same compensation as her previous agreement.

              See the "Base Salary" section below for a discussion on the Compensation Committee's consideration of compensation under the employment agreements for Messrs. Briskman and Reynolds. Neither of their arrangements were due for renewal in 2007.

Elements of Executive Compensation

              The Company's compensation arrangements with each of the senior executives, including the named executive officers, consist of the following elements:

  •
  Base Salary

  •
  Bonus Awards

  •
  Long-Term Incentives

  •
  Retirement and Deferred Compensation Plans

  •
  Other Compensation (Perquisites and Other Personal Benefits)

              The Compensation Committee considers these elements in determining a senior executive's compensation package in order to reward for both the long- and short-term performance of the executive and the Company. The Committee does not use rigid guidelines in determining the mix of compensation elements (i.e., long-term versus currently paid out compensation and cash versus non-cash compensation) for each senior executive. However, the Committee considers the level of base salary of each named executive officer as it relates to the allocation of guaranteed versus performance-based compensation, and variable, at-risk compensation, both short- and long-term, makes up the majority of each senior executive's total compensation.

Base Salary

              The Company provides the senior executives with base salary that is sufficiently competitive to attract and retain talented individuals and provides a secure base of guaranteed cash to compensate them for services rendered during the fiscal year. In order to ensure that the majority of compensation is variable, at-risk and tied to performance, the Compensation Committee generally sets base salary levels for senior executives between 25% and 40% of targeted total compensation. When reviewing proposals for changes to base salary for the named executive officers, the Committee considers the following:

  •
  Appropriate competitive compensation data for the position;

  •
  Individual performance;

  •
  Base salary level for the executive in relation to that executive's total compensation package;

  •
  Input and recommendations of Mr. Moonves as President, Chief Executive Officer (for executives other than Mr. Redstone) and of Mr. Reynolds (for Ms. Gordon);

  •
  The level of the annual merit increase budget across the Company as a whole; and

  •
  Existing contractual obligations, if any.

              During 2007, the Compensation Committee continued to consider the level of base salary of each named executive officer as it relates to the allocation of guaranteed versus variable, at-risk compensation and determined to keep base salaries the same or reduce base salaries. For this reason, as discussed above, Messrs. Redstone's and Moonves' new employment arrangements provided for significant reductions in their base salaries. Neither Mr. Briskman nor Ms. Gordon received base salary increases during 2007 for this reason as well. The Committee did not consider an increase for Mr. Reynolds, as his employment agreement provides for his base salary to remain the same during the term of his agreement. The Summary Compensation Table for Fiscal Year 2007 reflects any changes in the named executive officers' base salaries during 2007.

Bonus Awards

              The Company provides an opportunity for annual bonus awards under its short-term incentive plans. The purpose of the plans is to benefit and advance the interests of the Company by granting annual bonus awards to reward the named executive officers and the other senior executives of the Company for their contributions to the Company's financial success and thereby motivate them to continue to make such contributions in the future. Annual bonus compensation for Messrs. Redstone, Moonves, Reynolds and Briskman and Ms. Gordon and certain of the other senior executives is provided under the Company's Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP"), which is designed to comply with the exception for performance-based compensation to the deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Annual bonus compensation for other senior executives is provided under the Company's Short-Term Incentive Plan ("STIP").

              At the beginning of each fiscal year, the Compensation Committee sets a performance criterion as a first step toward qualifying bonus awards made under the Senior Executive STIP as "qualified performance-based compensation" eligible for deductibility under Section 162(m). Assuming that the Compensation Committee determines that the criterion has been met, the terms of the Senior Executive STIP establish for each of the named executive officers a maximum bonus, with the amount of bonus, if any, actually awarded being subject to the Committee's negative discretion ("downward discretion"). See the "Compensation Deductibility Policy" section below for a discussion on the Section 162(m) performance criterion set for 2007.

              In exercising its downward discretion and determining the individual awards, the Compensation Committee does not utilize a pre-determined formula by which financial performance results in a specific amount or type of compensation for individuals. The Committee's determination regarding the amount of the annual bonus awards to be paid to the named executive officers is a subjective one that enables the Committee to take into account all of the factors it deems appropriate, with no pre-determined weighting as to any individual item, and utilize its discretion to award an appropriate bonus amount. Under the Senior Executive STIP, awards may be paid, in whole or in part, in cash, in the form of stock-based awards issued under the Company's long-term management incentive program ("LTMIP") or in any other form prescribed by the Committee.

              The Compensation Committee examines the following individual performance factors: the individual contributions to the achievement of financial goals and non-financial achievements, such as positioning the Company for long-term success, promoting the development of management, succession planning, legal compliance, fostering diversity in the workplace, leadership and ethical behavior. In this regard, the Committee also considers the input and recommendations of Mr. Moonves as President, Chief Executive Officer (for executives other than Mr. Redstone) and of Mr. Reynolds (for Ms. Gordon). Also, with respect to Messrs. Redstone and Moonves, the Committee takes into account the performance evaluation conducted by the Committee, along with the Nominating and Governance Committee, based on the goals and objectives approved by the Compensation Committee at the beginning of each year.

              In addition, the Compensation Committee considers funding levels available under the Company's short-term incentive plans in the aggregate. These funding levels are approved by the Committee at the beginning of each fiscal year, which are based on budget determinations for the relevant year that take into account expected growth rates of the Company's industry peers for that year. After the end of the fiscal year, the Committee evaluates the Company's actual performance relative to the funding levels set in order to determine the aggregate amount available for payouts under the Company's short-term incentive plans. The aggregate amount of awards provided to the named executive officers, as well as to the other participants in the short-term incentive plans, is limited by the funding pool resulting from the Committee's evaluation.

              The Compensation Committee also considers target bonus amounts, expressed as a multiple of salary, set forth in the respective employment agreements of each of the named executive officers, which amounts are based on competitive practice and provide a guideline for appropriate payouts. See "Summary Compensation Table for Fiscal Year 2007—Employment Agreements" for a discussion of these amounts. The differences in the target bonus amounts set forth in the named executive officers' agreements reflect the level of relative impact of each of their positions on Company performance.

              In determining the amounts of the bonuses for 2007 for the named executive officers set forth in the Summary Compensation Table for Fiscal Year 2007, the Compensation Committee took into account the factors discussed above and the following Company accomplishments, with no particular weighting as to any individual item:

  •
  The Company exceeded its financial budgets for OIBDA without inter-company eliminations (i.e., operating income before depreciation, amortization and inter-company eliminations) and for free cash flow (i.e., operating income before depreciation and amortization, less cash, interest, taxes paid, working capital requirements and capital expenditures), resulting in the generation of funding from which bonus awards under the short-term incentive plans could be paid.

  •
  The Company continued the trend of 2006 by increasing its quarterly dividend payments to stockholders in 2007 by 25% from $.20 to $.25.

  •
  The Company reduced the number of shares outstanding by 14% through the repurchase of approximately 107 million shares.

  •
  Senior management aggressively and effectively positioned the Company in exploiting content on emerging platforms. The Company strategically entered into digital media partnerships in key growing markets, including digital video, online music, Internet advertising, wireless markets and enhanced distribution. These partnerships included strategic acquisitions (e.g., Last.fm, SignStorey, MaxPreps, Wallstrip, and Dotspotter) and the formation of new business initiatives and partnerships (e.g., CBS Mobile, CBS Audience Network, and "Eye Lab"), which created new revenue streams for the Company.

  •
  The Company continued to deliver high quality programming and content with broad appeal and maintained top industry positioning in key viewer categories.

  •
  Senior management continued to reshape the Company's businesses for increased profitability and productivity through reorganizations at CBS Radio and CBS Outdoor International and the sale of a number of small market TV and radio stations.

  •
  In each of its key businesses, the Company continues to attract and retain executive and creative talent that drives the development of compelling media content.

              With respect to the performances of each named executive officer, the Compensation Committee also determined (in the case of Messrs. Redstone and Moonves) and concurred in the recommendations made by Messrs. Redstone and Moonves (in the case of the other named executive officers) that:

  •
  Mr. Redstone was instrumental as an advisor to the Company with respect to strategic planning, in fostering effective communications with investors and in providing oversight with respect to the Company's ability to meet financial objectives. He also provided leadership as Executive Chairman of the Board of Directors.

  •
  Mr. Moonves presided over the accomplishments noted above, including achieving or exceeding budgeted financial objectives; advancing strategic plans across the business segments to, among other things, continue the focus on high quality content, enhance the Company's presence on the Internet and in new technologies and develop opportunities to monetize content; playing a leadership role in the media and entertainment industries; and effectively representing the Company to investors and the financial community. The Committee also recognized his successes in management development and human resources, including his involvement in acquiring key executive and creative talent and in developing effective executive succession programs.

  •
  Mr. Reynolds successfully managed the Company's financial operations to deliver performance that achieved or exceeded financial objectives. He also implemented successful strategies in mergers and acquisitions, treasury, risk management and tax operations, resulting in, among other things, the generation of significant stockholder value through tax savings and a reduction in the number of shares outstanding through share buybacks.

  •
  Mr. Briskman provided leadership with respect to the Company's legal affairs by serving in a prominent role in successfully managing significant corporate litigation matters, addressing regulatory and legal issues and negotiating key contracts for the Company. He also improved the efficiency of the legal departments of the Company, resulting in savings on legal fees.

  •
  Ms. Gordon successfully executed on the delivery of accounting, reporting and controls; played an integral role in the integration of executed acquisitions; and led corporate and divisional finance teams in adhering to the highest level of accounting and ethical standards. She also enhanced budgetary controls with changes implemented in certain reporting mechanisms and vendor management.

Long-term Incentives

Long-Term Management Incentive Program

              The LTMIP is designed to encourage executives to make decisions which will result in sustained long-term stockholder value-creation. It is also a vehicle used to retain talent, build executive ownership and ensure pay-for-performance. The LTMIP consists of stock options, time-based and performance-based restricted stock awards, and PSUs (together with time-based and performance-based restricted stock awards, the "stock awards"). The value to be delivered through these equity vehicles is reviewed with reference to competitive market data, the Company's retention needs, potential stockholder dilution, and the expense to be incurred by the Company. Eligibility to participate in the LTMIP is generally limited to executives who have management responsibility.

              The type and mix of equity-based vehicles used to deliver value varies primarily by an executive's level in the organization. The Committee considers the following objectives in determining the appropriate type and mix of equity-based vehicles:

  •
  Increased alignment with stockholder interests—Stock Options:  Stock options provide the opportunity to acquire an equity interest in the Company and share in the appreciation of the value of the stock.

  •
  Increased accountability for senior executives—PRSUs:  Performance-based restricted stock units ("PRSUs") focus senior executives on the achievement of set financial goals with respect to the Company's operations.

  •
  Increased focus on relative performance—PSUs:  PSUs motivate senior executives to focus on the Company's providing attractive returns for stockholders relative to returns from investments at other S&P 500 companies over a designated period. The relative performance achieved, and under certain circumstances described below, a pre-determined performance threshold achieved, will determine the number of shares ultimately delivered.

  •
  Retention of talent in both up and down markets—Time-Based RSUs:  Restricted stock units ("RSUs") that are time-based only (where vesting is conditioned exclusively on continued service) provide real value and are earned over a specified vesting period.

              For the most senior levels of management, including Messrs. Redstone, Briskman and Reynolds and Ms. Gordon, equity awards are comprised of an equal value of stock options and stock awards. For Mr. Moonves, the equity awards under his new employment agreement were structured giving consideration to his current equity holdings, so that the allocation of his existing awards and awards to be granted over the term of the employment agreement would be consistent with those of the other named executive officers and other most senior levels of management. See "Terms of LTMIP Awards" for a discussion of the performance goals established for the stock awards.

              The values, mix, and type of annual grants for each senior executive are discussed by management and the Compensation Committee and ultimately approved by the Committee. In addition to the objectives and approach to allocating award types noted above, the Committee takes into consideration the competitive total compensation assessment provided by the independent compensation consultant in determining the value, mix and type of each senior executive's award. In determining the appropriate type and mix of annual equity awards for eligible executives for 2007, the Compensation Committee reviewed the LTMIP with its independent compensation consultant and senior management. The Committee then determined, in order to increase the focus on relative performance, that it was appropriate to introduce grants of PSUs that directly link the compensation an executive may realize from such awards to the performance of the Company's Class B Common Stock relative to that of the S&P 500 companies as measured over a multi-year period. For 2007, all of the named executive officers received LTMIP awards based on contractual target values that took into account the compensation assessment and the relative impact of the executive's position on Company performance. These awards were delivered as follows:

	2007 Annualized Award Mix under Long-Term Management Incentive Program
Named Executive Officer	Options	PRSUs/PSUs
Sumner Redstone	50%	50%
Leslie Moonves(a)	49%	51%
Fredric Reynolds	50%	50%
Louis Briskman	50%	50%
Susan Gordon	50%	50%

    (a)
    With respect to Mr. Moonves, under his employment agreement in effect prior to October 1, 2007, he received an award of 146,445 PRSUs payable in shares of the Company's Class B Common Stock on January 30, 2007. On October 15, 2007, in connection with his new employment agreement effective October 1, 2007, the Compensation Committee awarded to Mr. Moonves a one-time grant of 5,000,000 stock options, valued based on the fair market value on the date of grant, and a grant of PRSUs valued at $7,600,000.

              On January 30, 2008, the Compensation Committee determined and certified that the performance goal with respect to the PRSUs granted in January and March 2007 to all named executive officers was achieved, and as such, the PRSUs will vest according to schedule.

Terms of LTMIP Awards

              For a description of certain material terms of the RSU grants (including PRSUs and time-based RSUs) and stock option grants, see "Grants of Plan-Based Awards During 2007—Description of Plan-Based Awards."

              PSUs—PSUs are notional units of measurement and represent the right to receive a number of shares of the Company's Class B Common Stock determined on the basis of the total stockholder return ("TSR") of the Company's Class B Common Stock relative to the TSR of the common stock of companies comprising the Standard & Poor's 500 Composite Index (with limited exceptions) (the "reference group") over one or more defined measurement periods and, under certain circumstances described below, determined on the basis of achievement of a pre-determined performance threshold.

              The following terms apply to PSU grants made in 2007 to Messrs. Briskman and Reynolds and Ms. Gordon: The number of target shares is determined on the basis of the closing price of a share of the Company's Class B Common Stock on the NYSE on the date of grant (which for 2007 awards was March 6, 2007). Payouts under the PSUs range from zero to a maximum of 200% of the target number of shares of the Company's Class B Common Stock for the award. Grants of PSUs made in 2007 are subject to two separate measurement periods. The measurement period for 50% of the award runs from January 1, 2007 through December 31, 2009, and the measurement period for the remaining 50% of the award runs from January 1, 2008 through December 31, 2010. The number of shares to be delivered for each measurement period is determined in accordance with the following schedule:

  •
  if the Company achieves less than the 25th percentile TSR, the award of PSUs will be forfeited;

  •
  if the Company achieves the 25th percentile TSR, the number of shares to be delivered under the award will be 25% of the target number of shares;

  •
  if the Company achieves the 50th percentile TSR, the number of shares to be delivered under the award will be 100% of the target number of shares; and

  •
  if the Company achieves the 100th percentile TSR (that is, if it is the first ranked company in the reference group for TSR), the number of shares to be delivered under the award will be 200% of the target number of shares.

              For Company achievement at intermediate points between the 25th and 50th percentile, or between the 50th percentile and the 100th percentile, the number of shares of Class B Common Stock to be delivered will be interpolated between the respective number of shares delivered at such percentiles. Notwithstanding the schedule set forth above, in the event the Company achieves less than the 50th percentile TSR for any measurement period but either of the performance thresholds set forth below are met, the number of shares to be awarded will be determined in accordance with the following:

  •
  if the Company's TSR in the last year of such measurement period is at or above the 50th percentile, then the number of shares to be awarded will be the target award for such measurement period; and

  •
  if the Company's TSR in the last year of such measurement period does not meet the 50th percentile but the Company's three-year average budgeted free cash flow is met or exceeded by the three-year average actual free cash flow during such measurement period, then the number of shares to be awarded will be the average of the target award and the number of shares that would be awarded based on the resulting TSR relative performance for such measurement period in accordance with the schedule above.

              If neither of these performance thresholds are met, then the number of shares to be awarded will be in accordance with the schedule above.

              Mr. Redstone's PSU grants are made on substantially the same terms as the grants to our other named executive officers, but with the following differences:

  •
  Mr. Redstone's PSU grant is set at January 1 of each year and the target shares are determined on the basis of the average closing price of a share of the Company's Class B Common Stock on the NYSE for the ten trading days prior to the date of grant;

  •
  The maximum number of shares that may be earned under Mr. Redstone's award is 300% of target;

  •
  Mr. Redstone's entire PSU grant is subject to a single measurement period, which, for his 2007 PSU grant, runs from January 1, 2007 through December 31, 2009; and

  •
  The only performance threshold applicable to Mr. Redstone's award in the event that the Company achieves less than the 50th percentile TSR for a measurement period is based on the Company's three-year average budgeted OIBDA.

              Certain terms of Mr. Redstone's PSU awards differ from the terms of PSU awards to other named executive officers because of the relative impact of his position on Company performance.

              Performance Goals (PRSUs)—The vesting of the PRSUs is subject to the achievement of a certain pre-determined performance goal set by the Compensation Committee in the first quarter of the fiscal year for Section 162(m) purposes. Dividend equivalents accrue on the PRSUs and equal the value of regular cash dividends paid on the shares of the Company's Class B Common Stock. Dividend equivalents are paid in cash, less applicable withholdings, when the PRSUs vest. If the PRSUs do not vest, then the dividend equivalents accrued on those PRSUs are forfeited.

              The performance goal is set based on budget determinations for the relevant year which take into account expected growth rates of the Company's industry peers for that year. At the beginning of each year, the Compensation Committee reviews the performance goal and considers which metrics offer the best measure of Company performance. In setting the 2007 performance goal, the Committee selected two metrics: (i) OIBDA without inter-company eliminations (i.e., operating income before depreciation, amortization and inter-company eliminations) (the "OIBDA metric") and (ii) free cash flow (i.e., operating income before depreciation and amortization, less cash interest, taxes paid, working capital requirements and capital expenditures) (the "FCF metric"). The OIBDA metric was selected because it is an important indicator of the Company's operational strength and performance of its businesses, as it provides a link between profitability and operating cash flow. The FCF metric was also selected because it gives a clear view of the Company's ability to generate cash (and thus profits) and allows the Company to pursue opportunities that enhance stockholder value. The OIBDA metric reflects net earnings (without inter-company eliminations) adjusted to exclude the following line items presented in the Company's Statements of Operations: Net earnings from discontinued operations; Minority interest, net of tax; Equity in loss of investee companies, net of tax; Provision for income taxes; Other items, net; Loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization. The FCF metric reflects the Company's net cash flow from operating activities less capital expenditures and operating cash flow of discontinued operations.

              For 2007, the performance goal for the most senior levels of management, including the named executive officers (except for Mr. Redstone who does not receive PRSUs, and except for PRSUs granted to Mr. Moonves under his new agreement which are subject to 2008 performance) was the achievement during 2007 of a 90% or greater level of the weighted average performance of (i) the percentage of an OIBDA metric target of $3.062 billion actually achieved (75% weighting) and (ii) the percentage of an FCF metric target of $1.275 billion actually achieved (25% weighting).

              At its first meeting after the 2007 fiscal year end, the Compensation Committee reviewed and discussed the Company's performance versus the 2007 performance goal. Actual performance with respect to the OIBDA metric was $3.078 billion and with respect to the FCF metric was $1.711 billion. The Committee then certified that the 2007 performance goal had been exceeded, noting that (i) the level of increase in OIBDA reflected a solid underlying performance considering, among other items, that the Company had divested a number of small-market radio station assets during the year and (ii) the significant achievement with respect to the FCF metric resulted from successful implementation of management initiatives including, principally, a number of effective corporate reorganization strategies which will have ongoing benefits, as well as efforts to install tighter controls on programming spending.

              Grant Date of Awards—The grant date for RSUs, PSUs and stock option awards is the date on which the Compensation Committee approves awards under the Company's LTMIP or, if so determined by the Committee, a future grant date. The Committee may approve an award that will have a future grant date, with the exercise price of any stock options equal to the closing price of a share of the Company's Class B Common Stock on the NYSE on the date of grant. The Company does not set grant dates intentionally to precede the release of material non-public information. Communications regarding individual grant awards, including the terms and conditions, are provided to recipients as soon as administratively feasible.

              Delegation of Authority to Grant Awards—The Compensation Committee has delegated to the President and Chief Executive Officer limited authority, with respect to executives who are not senior executives, to grant long-term incentive awards under the LTMIP to such executives in connection with their hiring, promotion or contract renewal and to modify the terms of outstanding equity grants in certain post-termination scenarios. The Committee delegated this authority in order for the Company to have the ability to (i) act in a timely manner in a competitive environment in connection with the hiring of new executives or the compensating of an existing executive being given a significant increase in responsibility, and (ii) maintain flexibility to manage compensation in post-termination scenarios when mutually beneficial to the Company and the executive. The Committee's delegation specifies the circumstances in which the authority can be used; limits the amount that can be awarded to an individual, the total amount that can be awarded in any period, and aggregate incremental expense that can be incurred by the Company resulting from modifications of the terms of outstanding equity grants; and specifies the method for establishing the grant date. The delegation also requires that the President and Chief Executive Officer report to the Committee periodically on his exercise of this delegated authority.

Stock Ownership Guidelines

              In order to further align the senior executives' interests with those of the Company's stockholders, the Company has established stock ownership guidelines. Commencing with fiscal year 2007, the guidelines provide that, within a five-year time frame, these senior executives are expected to acquire and establish holdings in Company stock equal in value to a multiple of their cash base (base salary less mandatory deferrals, if applicable), depending upon their positions as follows:

Senior Executive	Ownership Guideline Multiple
CEO	5x cash base
Other Senior Executives	2x to 3x cash base

              All types of equity holdings, with the exception of stock options, are included in determining ownership. The Compensation Committee monitors compliance with these guidelines. As of December 31, 2007, all the named executive officers are compliant with these guidelines.

Retirement and Deferred Compensation Plans

              The Company provides eligible employees, including the named executive officers, with the opportunity to build financial resources for retirement through the Company's broad-based tax-qualified defined benefit and defined contribution plans. In addition, eligible executives, including the named executive officers, participate in the Company's non-qualified defined benefit and deferred compensation plans. In some instances, participants in these qualified and non-qualified plans may also have frozen benefits in other qualified and non-qualified plans. Information regarding these retirement and deferred compensation plans is set forth in the narrative following each of the Pension Benefits in 2007 table and Non-qualified Deferred Compensation in 2007 table.

All Other Compensation

              The Company provides for other compensation to participating employees (including the named executive officers) by providing Company-matching contributions in the CBS 401(k) and 401(k) excess plans, and Company-paid life insurance. Compensation paid to the named executive officers in relation to these programs is included in the "All Other Compensation" column of the Summary Compensation Table for Fiscal Year 2007.

              In certain instances, the Company provides executives, including the named executive officers, with additional benefits that the Company believes are reasonable and typical for executives in industries similar to ours and help the Company to attract and retain these executives. Among these benefits are transportation-related benefits, which the Company believes provide travel flexibility and efficiencies that result in a more productive use of the applicable executive's time, given the demands of his or her position. These additional benefits are also described in footnote 6 to the "All Other Compensation" column of the Summary Compensation Table for Fiscal Year 2007.

Post-Termination Arrangements

              Post-termination payments with respect to the named executive officers are set forth in each of their respective employment agreements. None of the Company's employment arrangements with the named executive officers or long-term incentive plans provide for payment solely upon a change-in-control. Each of the named executive officers is entitled to post-termination payments and benefits upon the occurrence of a termination without cause and, in most instances, a resignation for good reason and death or disability. The terms of these payments and benefits and the estimated potential payments that would be made to the named executive officer if his or her employment terminated for each of these reasons as of the 2007 fiscal year end are described under "Potential Payments Upon Termination."

              In assessing post-termination payments and benefits in connection with senior executive employment arrangements, the Compensation Committee considers competitive practice with respect to comparable executives at the identified peer companies. The objective of these payments and benefits is to recruit and retain talent in a competitive market and, as applicable, compensate executives for restrictive covenants and other obligations following a termination without cause or a resignation for good reason.

Compensation Deductibility Policy

              In approving compensation, the Compensation Committee takes into account Section 162(m) of the Code, which generally limits to $1 million the federal tax deductibility of compensation (including stock options, PRSUs and PSUs) paid in one year to the named executive officers. Performance-based compensation (including stock options, PRSUs and PSUs) is also subject to an exception, provided the plan under which such compensation is paid meets certain requirements, including stockholder approval.

              The Company intends to comply with Section 162(m) for annual short-term and long-term incentives in order for compensation to be deductible. However, the Compensation Committee may approve compensation exceeding the $1 million limitation in order to provide appropriate compensation and in some instances may require deferral of some or all amounts exceeding $1 million. The named executive officers are eligible to receive annual awards under the Senior Executive STIP, and the senior executives are eligible to receive long-term compensation under the Company's long-term management incentive plan. Both of these plans are designed to comply with the Section 162(m) exception for performance-based compensation. The stockholders of the Company have approved the Senior Executive STIP and the Company's long-term management incentive plan.

              In order for bonus awards made under the Senior Executive STIP to be eligible for deductibility under Section 162(m), the Compensation Committee establishes a performance criterion for the bonus awards, which criterion must not be certain of being achieved at the time it is set. For 2007, the Committee determined to set the Section 162(m) performance criterion as the achievement during 2007 of a 90% or greater level of the weighted average performance of (i) the percentage of an OIBDA metric target of $3.062 billion actually achieved (75% weighting) and (ii) the percentage of an FCF metric target of $1.275 billion actually achieved (25% weighting).

              Assuming that the Compensation Committee determines that the performance criterion has been achieved, the terms of the Senior Executive STIP establish a maximum bonus for each named executive officer equal to a multiple of his or her base salary in effect at the beginning of the year with the amount of the bonus, if any, actually awarded to any named executive officer being subject to the Committee's downward discretion. This framework for establishing a maximum bonus is designed to provide that the awards will be eligible for deductibility up to eight times his or her base salary under Section 162(m) of the Code.

              At its first meeting after the 2007 fiscal year end, the Compensation Committee reviewed and discussed the Company's performance versus the 2007 performance criterion. Actual performance with respect to the OIBDA metric was $3.078 billion and with respect to the FCF metric was $1.711 billion. The Committee then certified that the 2007 performance criterion had been exceeded, noting that (i) the level of increase in OIBDA reflected a solid underlying performance considering, among other items, that the Company had divested a number of radio station assets during the year and (ii) the significant achievement with respect to the FCF metric resulted from successful implementation of management initiatives including, principally, from a number of effective corporate reorganization strategies which will have ongoing benefits, as well as efforts to install tighter controls on programming spending. Therefore, the Committee determined that the named executive officers were eligible for an annual bonus award under the Senior Executive STIP as described above, subject to the Committee's downward discretion.

              The Compensation Committee also establishes a performance criterion for PRSUs granted under the Company's long-term management incentive plan. For 2007, the Committee determined to set this criterion as the same performance criterion set for the bonus awards under the Senior Executive STIP identified above. This criterion also serves as the performance goal for the vesting of the PRSUs, as described in the "Long Term Incentives—Terms of LTMIP Awards—Performance Goals (PRSUs)" section above.

Employment Contracts

              All of the named executive officers are, and were during 2007, parties to employment contracts with the Company, as the Committee has considered it to be in the Company's best interest, and as the best means, to secure the employment of each of these executives. The terms and provisions of these contracts are more fully described in the narrative section following the Summary Compensation Table for Fiscal Year 2007 and in "Changes in Named Executive Officers' Employment Agreements in 2007" in this "Compensation Discussion and Analysis."

              However, the Company does not, as a matter of course, enter into written employment agreements with senior executives. The Company may enter into an employment agreement with a senior executive when it considers it to be in the Company's best interest, as it did with respect to the named executive officers. The Compensation Committee approves all employment arrangements with senior executives. With respect to employees other than senior executives, employment contracts are subject to an approval process coordinated through the Office of the Executive Vice President, Human Resources and Administration.

COMPENSATION COMMITTEE REPORT

              The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

              The Compensation Committee Charter states that the primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of the Company's executive officers and other senior executives. Under the Charter, the Compensation Committee's authorities and duties include, among other things:

  •
  Adopting and periodically reviewing the Company's philosophy, strategy and principles regarding the design and administration of the Company's compensation program;

  •
  Reviewing and approving the total compensation packages for the Executive Chairman, the President and Chief Executive Officer, the Company's other executive officers, all operating unit heads who report directly to the President and Chief Executive Officer and other persons among the Company's most highly compensated executives (excluding "Talent," as such term is currently used in the media or entertainment industries); and

  •
  Overseeing the administration of the Company's incentive compensation plans (including the bonus plan for executives subject to Section 162(m) under the Code) and equity-based compensation plans.

              The Compensation Committee retains an independent compensation consulting firm to advise the Committee in its review of senior executive compensation. The consultant reports directly to the Compensation Committee.

              The full text of the Compensation Committee Charter is available on the Company's website at www.cbscorporation.com. The Compensation Committee assesses the adequacy of its Charter at least every other year, or more frequently as the Committee may determine.

              The Compensation Committee of the Board of Directors of CBS Corporation has reviewed and discussed with the Company's management the Compensation Discussion and Analysis ("CD&A") included in this proxy statement. Based on this review and these discussions, the Compensation Committee has recommended to the CBS Corporation Board of Directors that the CD&A be included in this proxy statement and incorporated by reference from this proxy statement into the Company's Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 28, 2008.

Members of the Compensation Committee

Charles K. Gifford, Chair
William S. Cohen
Leonard Goldberg
Bruce S. Gordon

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2007

              The following table sets forth information concerning total compensation for the fiscal year ended December 31, 2007 for the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company (the "named executive officers") who served in such capacities at the end of 2007.

Name and Principal Position (a)	Year (b)	Salary ($) (c) (1)		Bonus ($) (d) (2)		Stock Awards ($) (e) (3)		Option Awards ($) (f) (4)	Change in Pension Value and NQDC Earnings ($) (g) (5)	All Other Compensation ($) (h) (6)	Total ($) (i)
Sumner M. Redstone Executive Chairman and Founder	2007 2006	$1,437,500 3,050,000	(1)	$4,750,000 7,320,000		$2,714,203 1,033,826		$723,002 657,753	$17,218 23,936	$72,177 78,600	$9,714,100 12,164,115
Leslie Moonves President and Chief Executive Officer	2007 2006	5,323,367 5,613,200	(1)	18,500,000 15,000,000	(2)	11,193,762 5,889,255	(3)	1,366,750 1,714,271	118,189 109,478	314,759 310,907	36,816,827 28,637,111
Fredric G. Reynolds Executive Vice President and Chief Financial Officer	2007 2006	1,756,731 1,750,000		4,250,000 3,750,000		1,586,114 545,959		788,789 310,070	92,149 87,456	24,534 26,064	8,498,317 6,469,549
Louis J. Briskman Executive Vice President and General Counsel	2007 2006	1,305,000 1,265,769		2,000,000 1,800,000		692,231 511,644		450,737 123,683	483,519 398,730	24,263 21,689	4,955,750 4,121,515
Susan C. Gordon Senior Vice President, Controller and Chief Accounting Officer	2007 2006	791,232 780,121		500,000 475,000		614,899 258,921		247,904 126,541	91,925 81,085	24,719 25,522	2,270,679 1,747,190

(1)
During 2007, Mr. Redstone's annual salary and deferred compensation was reduced from $3.0 million to $1.0 million effective March 13, 2007, and Mr. Moonves' annual salary and deferred compensation was reduced from $5.9 million to $3.5 million effective October 1, 2007, each in connection with his new 2007 employment arrangement with the Company. The amounts included in Column (c) for Messrs. Redstone and Moonves for 2007 reflect the combination of the initial and reduced salary amounts. The annual base salary currently in effect for each of Messrs. Redstone and Moonves is $1.0 million and $3.5 million, respectively.

For 2007, with respect to all named executive officers, salary for the named executive officers includes amounts deferred under qualified and non-qualified arrangements. See the Non-qualified Deferred Compensation in 2007 table for further information on amounts deferred under non-qualified deferred compensation arrangements.

(2)
In connection with Mr. Moonves' 2006 performance, the Compensation Committee awarded to Mr. Moonves a total of $19,000,000, comprised of (i) $15,000,000 in cash, reflected in Column (d), "Bonus," for 2006, and (ii) an equity award of 128,328 RSUs on January 31, 2007, the fair market value of which was approximately $4,000,000 and the expense for which is reflected in Column (e), "Stock Awards," for 2007. These RSUs, issued pursuant to the Company's long-term management incentive plan, vest over three years and are payable in shares of the Company's Class B Common Stock. The value of these RSUs is not included in the $15,000,000 bonus amount for 2006.

If the entire RSU award had been paid in cash, Mr. Moonves' compensation would appear in the Summary Compensation Table for Fiscal Year 2007, as set forth below. Specifically, in the table below: (i) for 2007, the compensation expense in the "Stock Awards" column associated with the RSU grant he received in January 2007 in connection with 2006 performance has been removed, and (ii) for 2006, the "Bonus" column reflects the addition of the $4,000,000 in value associated with this RSU award. The "Total" column for 2006 and 2007 has also been revised accordingly.

Year	Salary	Bonus	Stock Awards	Option Awards	Change in Pension Value and NQDC Earnings	All Other Compensation	Total
2007 2006	$5,323,367 5,613,200	$18,500,000 19,000,000	$9,971,544 5,889,255	$1,366,750 1,714,271	118,189 109,478	$314,759 310,907	$35,594,609 32,637,111

For 2007, with respect to all named executive officers, amounts reflect payments made in February 2008 for fiscal year 2007 performance.

(3)
For 2007, amounts reflect the Company's 2007 compensation expense, calculated in accordance with SFAS 123R, associated with stock-based awards (RSUs and/or restricted shares and/or PSUs) granted in 2007 and in prior years. With respect to Mr. Moonves, $4,469,233 of the expensed amount relates to stock awards made in years prior to 2007.

In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, which would otherwise be taken into account under SFAS 123R. Except for estimated forfeitures, these amounts reflect the Company's accounting expense for these awards and may not correspond to the actual value recognized by the named executive officer. See "RSUs, PSUs and Restricted Shares" and "Voluntary Exchange Offer" in Note 11 to the audited 2007 consolidated financial statements on pages II-61 – II-62 and II-65 in the Company's Form 10-K for the fiscal year ended December 31, 2007 for a discussion of the assumptions made in calculating these amounts.

(4)
For 2007, amounts reflect the Company's 2007 compensation expense, calculated in accordance with SFAS 123R, associated with stock option awards made in 2007 and in prior years. However, in accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, which would otherwise be taken into account under SFAS 123R. Except for estimated forfeitures, these amounts reflect the Company's accounting expense for these awards and may not correspond to the actual value recognized by the named executive officer. See "Stock Options and Equivalents" in Note 11 to the audited 2007 consolidated financial statements on pages II-62 – II-65 in the Company's Form 10-K for the fiscal year ended December 31, 2007 for a discussion of the assumptions made in calculating these amounts.

(5)
For 2007, amounts reflect changes in pension value only. For Mr. Redstone, the amounts for 2007 and 2006 include the minimum required distributions he received under qualified pension plans. For Mr. Briskman, the amounts for 2007 and 2006 include distributions he received under qualified and non-qualified pension plans pursuant to which he has an accumulated benefit, but is not currently accruing benefits. See "Pension Benefits in 2007" for further information on these plans.

None of the Company's non-qualified deferred compensation plans provide for above-market interest or preferential earnings, except with respect to Mr. Redstone. Pursuant to Mr. Redstone's amended employment agreement, effective March 16, 2007, the balance of his deferred salary compensation account was converted to stock option equivalents ("SOEs") of equal value. The Company considers any increase in the intrinsic value of the SOEs as preferential, since other executives and employees do not have the ability to invest their deferred salary in SOEs. The increase in intrinsic value of SOEs between the conversion date and December 31, 2007 was $0. The Company recognized compensation expense, calculated in accordance with SFAS 123R, in 2007 in the amount of $1,392,710 in connection with the SOEs. See "Employment Agreements—Sumner M. Redstone" for further information on the SOEs. Information about each non-qualified deferred compensation plan is included in the "Description of Non-qualified Deferred Compensation" section.

(6)
The following table describes each component of the "All Other Compensation" column for 2007:

				PERQUISITES AND OTHER PERSONAL BENEFITS:
Executive	Company Contribution to 401(k) Plan	Company Contribution to 401(k) Excess Plan	Company-Paid Life Insurance (a)	Transportation Related Benefits (b)	Automobile Insurance	Total ($)
Sumner M. Redstone	N/A	N/A	$3,390	$68,787	N/A	$72,177
Leslie Moonves	$3,100	$19,400	60,000	231,110	$1,149	314,759
Fredric G. Reynolds	3,100	19,400	2,034	N/A	N/A	24,534
Louis J. Briskman	6,750	15,750	1,763	N/A	N/A	24,263
Susan C. Gordon	6,643	15,857	1,070	N/A	1,149	24,719

    (a)
    Represents premiums in effect for fiscal year 2007 paid by the Company for life insurance coverage. Pursuant to his employment agreement, Mr. Moonves is covered by an individual life insurance policy, which he owns.

    (b)
    The amounts of perquisites and other personal benefits shown in this column include (i) the incremental cost to the Company of the personal use of the Company aircraft and (ii) the percentage of personal use of a car and driver provided to Messrs. Redstone and Moonves for business-related security reasons. The incremental cost to the Company of the personal use of the Company aircraft is calculated by dividing the total variable costs (including fuel, unscheduled maintenance, landing and navigation fees, catering, flight crew trip expenses, telecommunications, supplies and miscellaneous expenses) by the total flight hours for such year and multiplying such amount by the executive's total number of flight hours for his personal use for the year (including personal use flight segments with crew only). Fixed costs which do not change based on usage, such as pilot salaries, hangar rental and insurance are excluded. To the extent Mr. Redstone uses the corporate aircraft of Viacom for personal use, the Company reimburses Viacom 50% of the incremental variable costs billed by Viacom and such reimbursed amount is included in the chart.

From time to time, tickets to sporting and other entertainment events are provided to certain employees, including the named executive officers, without charge, to attend these events as they relate to a business purpose. Tickets are made available to employees, including the named executive officers, for personal use if the tickets are not otherwise needed for business use. The Company does not incur incremental costs with respect to tickets to sporting and other entertainment events, as the tickets were purchased by the Company for business purposes and are made available if the tickets are not utilized for such purposes.

Employment Agreements

              All of the named executive officers have employment agreements that set forth the terms and conditions of their employment with the Company. The material terms of each of these agreements necessary to an understanding of the information provided in the Summary Compensation Table for Fiscal Year 2007 and the Grants of Plan-Based Awards During 2007 table is provided below. See "Potential Payments Upon Termination" for a description of the payments and benefits that would be provided to the named executive officers in connection with a termination of their employment.

Sumner M. Redstone

              Effective March 13, 2007, the Company entered into an amendment to Mr. Redstone's December 2005 employment agreement, pursuant to which Mr. Redstone serves as Executive Chairman and Founder of CBS Corporation. Under the amendment, Mr. Redstone's salary and deferred compensation was reduced from $3 million per annum to $1 million per annum effective on the first regular pay period that began after the date of the amendment. Consistent with his prior agreement, Mr. Redstone is provided with $2.5 million of life insurance during his employment with the Company.

              Also, beginning with the 2007 calendar year, Mr. Redstone's target bonus was reduced from $6.1 million per year to $3.5 million, and pursuant to the amendment, Mr. Redstone received in 2007, and will continue to receive through 2011, an annual award of stock options for shares of the Company's Class B Common Stock having a value of $3 million. Mr. Redstone's stock option award for 2007 was granted on March 16, 2007. Stock option grants for the following years will be made at the same time that the Company awards stock options to other senior executives, but no later than May 1st. Mr. Redstone also received in 2007, and will continue to receive through 2011, an annual award of performance share units ("PSUs") under the LTMIP with a target value of $3 million. Payouts under the PSUs range from zero to a maximum of 300% of the target number of shares of the Company's Class B Common Stock for the award.

              In addition to the above, effective as of March 16, 2007 (the "Exchange Date"), the approximate $10 million balance of Mr. Redstone's vested deferred compensation account was converted into appreciation rights ("Stock Option Equivalents") with the same fair value on the conversion date. The Stock Option Equivalents have an exercise price equal to the closing price of a share of the Company's Class B Common Stock on the Exchange Date ($30.21), vest in 25% installments on the first four anniversaries of the Exchange Date and have a term of eight years from the Exchange Date. Accordingly, Mr. Redstone will only realize value on such deferred amount to the extent the price of a share of the Company's Class B Common Stock is higher, at the time the Stock Option Equivalents are exercised, than the exercise price.

              The terms of Mr. Redstone's prior agreement, which became effective on January 1, 2006, provided that he receive a salary and deferred compensation of $3 million per annum and annual bonus compensation for 2006, and each calendar year or portion thereof during which he was employed by the Company, with a target bonus set at $6.1 million.

Leslie Moonves

              On October 15, 2007, the Company entered into an employment agreement providing for the continued employment of Leslie Moonves as President and Chief Executive Officer of CBS Corporation. This agreement supersedes the prior employment agreement between Mr. Moonves and the Company dated July 1, 2004, as amended from time to time. The term of the new agreement commenced on October 1, 2007 and ends on September 30, 2011, subject to earlier termination in accordance with the terms of the new agreement.

              Mr. Moonves receives an annual salary of $3.5 million, which replaces $5.9 million of annual salary and deferred compensation provided under his prior employment agreement. His annual salary is subject to review and increase at the discretion of the Compensation Committee. Beginning with January 1, 2008,

Mr. Moonves' target bonus for each whole calendar year is 300% of his salary (subject to review and increase at the discretion of the Compensation Committee). For fiscal year 2007, Mr. Moonves' bonus target was based on his prior employment agreement as described below.

              Under the terms of the new agreement, Mr. Moonves received on October 19, 2007 an option to purchase 5 million shares of the Company's Class B Common Stock, with an exercise price equal to the closing price of the Company's Class B Common Stock on the NYSE on the grant date ($28.70). Mr. Moonves also received on October 15, 2007, and will receive on each of October 1, 2008, October 1, 2009 and October 1, 2010, performance-based RSUs with a value of $7.6 million. Each RSU will correspond to one share of the Company's Class B Common Stock, with the number of RSUs to be determined by the closing price of one share of the Company's Class B Common Stock on the grant date. Each RSU grant is subject to a performance goal established by the Compensation Committee based on the Company's budgeted free-cash flow for the relevant performance period.

              Mr. Moonves is entitled to participate in arrangements for benefits, business expenses and perquisites available to other senior executives of the Company. The new agreement also contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, and protecting confidential information and the Company's ownership of work product, as well as other covenants, during Mr. Moonves' employment and for specified periods after the termination of employment.

              Consistent with his prior agreement, the new agreement provides that Mr. Moonves will report to the Board and, for so long as Mr. Redstone is the Executive Chairman and Founder of the Company, to Mr. Redstone, and that Mr. Moonves will be nominated annually for election to the Board and will agree to serve as a member of the Board for each period for which he is so elected. Also consistent with the prior agreement, Mr. Moonves will be fully reimbursed by the Company with respect to any net incremental New York state and local taxes and fees he incurs as a result of his providing services in New York, with such amount to be reviewed and validated by the Compensation Committee. In addition, consistent with the prior agreement, he is provided with $8 million of life insurance during the employment term.

              Further, the new agreement provides incentives for Mr. Moonves to continue his employment with the Company as a Senior Advisor or Producer for a three-year period beginning upon the expiration of the agreement on September 30, 2011, or earlier if Mr. Moonves resigns his employment for Good Reason or the Company terminates Mr. Moonves' employment without Cause.

              Prior to October 1, 2007, Mr. Moonves' employment agreement with the Company provided that he serve as President and Chief Executive Officer of the Company through June 30, 2009. Under his prior agreement, Mr. Moonves received a salary of $5 million per annum starting on July 1, 2004, which included deferred compensation at a rate of $2 million per annum that increased in each subsequent calendar year by $300,000 on January 1st, commencing on January 1, 2005. His prior agreement provided for a target bonus set at 200% of the sum of his salary and deferred compensation for each year. Under the prior employment agreement, Mr. Moonves was entitled to receive annual awards of 146,445 RSUs payable in shares of the Company's Class B Common Stock during the first quarter of each of 2005, 2006, 2007 and 2008.

Fredric G. Reynolds

              On August 15, 2005, the Company entered into an employment agreement with Mr. Reynolds for a four-year term, pursuant to which Mr. Reynolds serves as the Executive Vice President and Chief Financial Officer of CBS Corporation, at a salary of $1.5 million per annum plus deferred compensation at a rate of $250,000 per annum. Mr. Reynolds' annual target bonus is 100% of his salary and deferred compensation. Mr. Reynolds is eligible to receive annual grants of long-term compensation for 2006 and subsequent years, as determined by the Company's Compensation Committee, based on a target value of $3.5 million. Mr. Reynolds' employment agreement provides that the vesting of any RSUs awarded as part of his annual grants of long-term compensation will be subject to the achievement of a performance goal. This performance goal is the same performance goal established each year for the Senior Executive STIP for the performance period in which such grant of RSUs is awarded. If the Compensation Committee certifies that the performance goal has been achieved, the award will vest and become payable in accordance with a four-year vesting schedule. If the performance goal is not achieved, the award will be forfeited.

              Mr. Reynolds' agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting confidential information and the Company's ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Louis J. Briskman

              On September 6, 2005, the Company entered into an employment agreement with Mr. Briskman for a three-year term. Mr. Briskman serves as the Executive Vice President and General Counsel of CBS Corporation. His salary was subject to discretionary annual merit increases on September 6, 2006 and September 6, 2007. During 2007, Mr. Briskman's annual salary was $1,300,000. Mr. Briskman's annual target bonus is 100% of his salary as in effect on November of such year. Mr. Briskman is eligible to receive annual grants of long-term compensation, as determined by the Company's Compensation Committee, based on a target value of $2 million, commencing in 2006. Mr. Briskman's employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting the Company's confidential information and its ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment. The employment agreement provides that Mr. Briskman continue to receive supplemental pension payments pursuant to an agreement dated March 2, 1999, as amended on May 3, 2000, with the former CBS Corporation. See the footnotes and narrative accompanying the Pension Benefits in 2007 tables for information on his supplemental pension payments.

Susan C. Gordon

              Effective as of March 1, 2007, Ms. Gordon entered into a new employment agreement with the Company which provides that she will continue to serve as the Senior Vice President, Controller and Chief Accounting Officer of CBS Corporation through February 28, 2010, on the same terms as her previous agreement with regard to annual base salary ($788,200), annual target bonus (target of 50% of her salary) and annual grants of long-term compensation (target value of $1,100,000). Ms. Gordon's new agreement also contains substantially the same restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting the Company's confidential information and its ownership of work product and requiring cooperation in litigation, as well as other covenants, during her employment and for specified periods after the termination of employment.

Grants of Plan-Based Awards During 2007

              The following table sets forth information concerning grants of equity awards under the Company's long-term management incentive plan to the named executive officers in fiscal year 2007.

									Grant Date Fair Value of Stock and Option Awards ($) (j) (3)
			Estimated Possible Payouts Under Equity Incentive Plan Awards			Awards: Number of Shares of Stock or Units (#) (g)	Awards: Number of Securities Underlying Options (#) (h)	Exercise or Base Price of Option Awards ($/Sh) (i) (2)
Name (a)	Grant Date (b)	Other Action Date (c) (1)	Threshold (#) (d)	Target (#) (e)	Maximum (#) (f)
Sumner M. Redstone (4)	3/16/2007	2/22/2007					620,604	$30.21	$3,627,430
	1/1/2007	2/22/2007	23,742	94,967 (5)	284,901				4,303,306
Leslie Moonves (6)	10/19/2007	10/12/2007					5,000,000	28.70	27,335,000
	1/30/2007		N/A	146,445 (7)	N/A				4,542,724
	1/31/2007	1/30/2007			N/A	128,328(8)			3,999,984
	10/15/2007	10/12/2007	N/A	259,474 (9)	N/A				7,599,993
Fredric G. Reynolds (10)	3/6/2007						353,535	30.94	2,090,806
	3/6/2007		N/A	33,936(11)	N/A				1,049,980
	3/6/2007		5,656	22,624 (5)	45,248				791,954
Louis J. Briskman (10)	3/6/2007						202,020	30.94	1,194,746
	3/6/2007		N/A	19,392(11)	N/A				599,988
	3/6/2007		3,232	12,928 (5)	25,856				452,544
Susan C. Gordon (10)	3/6/2007						111,111	30.94	657,110
	3/6/2007		N/A	10,665(11)	N/A				329,975
	3/6/2007		1,778	7,110 (5)	14,220				248,886

(1)
With respect to Mr. Redstone, "Other Action Date" refers to the date on which the Compensation Committee approved the terms of his new employment agreement, which included a grant of stock options with an effective grant date of March 16, 2007 and an annual grant of PSUs with effective grant dates as of January 1 of each year of 2007 through 2011. With respect to Mr. Moonves, the "Other Action Date" of January 30, 2007 refers to the date on which the Compensation Committee approved a grant of time-based RSUs to him in connection with his 2006 performance; the "Other Action Date" of October 12, 2007 refers to the date on which the Compensation Committee approved the terms of Mr. Moonves' new employment agreement, which included the grants of stock options and RSUs noted in the table above.

(2)
The exercise price of the options is the closing price of the Company's Class B Common Stock on the NYSE on the date of grant.

(3)
Amounts reflect the fair value on the date of grant, calculated in accordance with SFAS 123R, of RSUs, PSUs and stock option awards reported in the table.

(4)
Mr. Redstone's amended employment agreement provided for a stock option grant on March 16, 2007 and a PSU grant on January 1, 2007.

(5)
The amount for Mr. Redstone reflects the target number of PSUs granted to Mr. Redstone, which shall be delivered on December 31, 2009, subject to the satisfaction of performance conditions. For Messrs. Reynolds and Briskman and Ms. Gordon, amounts reflect the target number of PSUs of which 50% shall be delivered on the third anniversary of the date of grant and 50% shall be delivered on the fourth anniversary of the date of grant, in each case subject to the satisfaction of performance conditions.

(6)
Mr. Moonves' new employment agreement provided for a one-time upfront grant of stock options on October 19, 2007 and a grant of RSUs on October 15, 2007; his prior employment agreement provided for the grant of performance-based RSUs on January 30, 2007; and in connection with his 2006 performance, Mr. Moonves received a grant of RSUs on January 31, 2007.

(7)
The amount reflects the performance-based RSUs granted to Mr. Moonves, subject to the satisfaction of a performance condition.

(8)
The amount reflects the time-based RSUs granted to Mr. Moonves, which vest ratably over three years beginning on January 31, 2008.

(9)
The amount reflects the performance-based RSUs granted to Mr. Moonves, subject to the satisfaction of a performance condition, which RSUs vest in the manner described in "Employment Agreements—Leslie Moonves."

(10)
With respect to Messrs. Reynolds and Briskman and Ms. Gordon, long-term equity compensation for 2007 was delivered in the form of a combination of stock options, RSUs and PSUs, with all grants made on March 6, 2007.

(11)
The amounts reflect the performance-based RSUs granted to Messrs. Reynolds and Briskman and Ms. Gordon, subject to the satisfaction of a performance condition, which RSUs vest ratably over four years beginning on the first anniversary of the grant date.

Description of Plan-Based Awards

              Equity awards reported in the Grants of Plan-Based Awards During 2007 table were granted to the named executive officers under the Company's long-term management incentive plan.

              RSUs and Stock Options—The number of RSUs awarded is determined on the basis of the closing price of a share of the Company's Class B Common Stock on the NYSE on the date of grant. The number of stock options awarded is determined on the basis of the Black-Scholes value (as determined by the Compensation Committee's independent consultant) using the closing price of the Company's Class B Common Stock on the date of grant. Stock options have an exercise price equal to the closing price of a share of the Company's Class B Common Stock on the NYSE on the date of grant and generally have an eight-year term. In general, vesting for stock options and RSUs occurs in equal annual installments over four years, contingent on continued employment (and in the case of performance-based RSUs, satisfaction of the performance goal).

              For other terms of these awards relating to performance goals and grant dates and for the terms of the PSU awards, see "Compensation Discussion and Analysis—Terms of LTMIP Awards."

Outstanding Equity Awards at Fiscal Year-End 2007

              The following table sets forth for each named executive officer information concerning the outstanding equity awards at December 31, 2007, which included unexercised and vested stock options, unexercised and unvested stock options, unvested RSUs and restricted shares, and unearned and unvested RSUs and PSUs.

		Option Awards					Stock Awards
Name (a)	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Sumner M. Redstone	8/20/1998	1,954,436	0	0	$24.00	8/20/2008
	3/16/2007	0	620,604	0	30.21	3/16/2015
	6/1/2006						298,964	$8,146,769
	1/1/2007						0	0	23,742	$646,970
Leslie Moonves	1/27/1999	172,710	0	0	24.74	1/26/2009
	10/19/2007	0	5,000,000	0	28.70	10/19/2015
	6/1/2006						788,766	21,493,874
	1/30/2007						0	0	146,445	3,990,626
	1/31/2007						128,328	3,496,938
	10/15/2007						0	0	259,474	7,070,667
Fredric G. Reynolds	5/25/2006	65,592	196,776	0	26.30	5/25/2014
	3/6/2007	0	353,535	0	30.94	3/6/2015
	9/1/2005						10,220	278,495
	5/25/2006						49,905	1,359,911
	6/1/2006						112,194	3,057,287
	3/6/2007						0	0	33,936	924,756
	3/6/2007						0	0	5,656	154,126
Louis J. Briskman	1/27/1999	138,168	0	0	24.74	1/26/2009
	5/25/2006	37,481	112,444	0	26.30	5/25/2014
	3/6/2007	0	202,020	0	30.94	3/6/2015
	5/25/2006						28,517	777,088
	6/1/2006						9,778	266,451
	3/6/2007						0	0	19,392	528,432
	3/6/2007						0	0	3,232	88,072
Susan C. Gordon	5/25/2006	20,614	61,844	0	26.30	5/25/2014
	3/6/2007	0	111,111	0	30.94	3/6/2015
	5/25/2006						15,684	427,389
	1/26/2005						6,388	174,073
	6/1/2006						56,995	1,553,114
	3/6/2007						0	0	10,665	290,621
	3/6/2007						0	0	1,778	48,451

(1)
Set forth below are schedules of vesting dates related to each grant date for the option awards and stock awards identified in the above table.

Grant Date	Option Awards Vesting Schedule

8/20/1998	50% vested on each of the fourth and fifth anniversaries of the date of grant

1/27/1999	33 1/3% vested on the first anniversary of the date of grant and the final 66 2/3% vested on 5/4/2000 since the grant was accelerated

5/25/2006	25% vests on each of the first four anniversaries of the date of grant

3/6/2007	25% vests on each of the first four anniversaries of the date of grant

3/16/2007	25% vests on each of the first four anniversaries of the date of grant

10/19/2007	25% vests on each of October 1, 2008 and the first two anniversaries thereof and 25% vests on 9/30/2011

Grant Date	Stock Awards Vesting Schedule	Type

1/26/2005	25% vests on each of the first four anniversaries of the date of grant upon the satisfaction of performance conditions for 2005	RSU

9/1/2005	25% vests on each of the first four anniversaries of the original date of grant which was 1/26/2005	RSU

5/25/2006	25% vests on each of the first four anniversaries of the date of grant upon the satisfaction of performance conditions for 2006	RSU

6/1/2006	50% vests on each of the second and third anniversaries of the date of grant upon the satisfaction of performance conditions for 2006	Restricted Shares

1/1/2007	0-300% of the award vests upon satisfaction of performance conditions at the end of 2009	PSU

3/6/2007	Approximately 42% vests on each of the first and second anniversaries of the date of grant and 8% vests on each of the third and fourth anniversaries of the date of grant upon the satisfaction of performance conditions for 2007	RSU

3/6/2007	0-200% for half of the award vests on the third anniversary of the date of grant upon satisfaction of performance conditions at the end of 2009 and 0-200% for half of the award vests on the fourth anniversary of the date of grant upon satisfaction of performance conditions at the end of 2010	PSU

1/30/2007	100% vests on the first anniversary of the date of grant upon the satisfaction of performance conditions for 2007	RSU

1/31/2007	33 1/3% vests on the first three anniversaries of the date of grant	RSU

10/15/2007	100% conditionally vests on 10/1/2008 and shall vest upon the satisfaction of performance conditions for 2008	RSU

Option Exercises and Stock Vested During 2007

              The following table sets forth information concerning each exercise of stock options and vesting of RSUs during 2007 for each of the named executive officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Sumner M. Redstone	566,054	$11,540,094	0	$0
Leslie Moonves	359,523	4,971,560	146,445	4,542,724
Fredric G. Reynolds	0	0	21,744	716,202
Louis J. Briskman	124,351	591,985	9,505	319,843
Susan C. Gordon	17,828	377,194	8,422	273,722

Pension Benefits in 2007

              The following tables set forth information concerning each plan that provides payments in connection with retirement, with respect to each of the named executive officers. The first table sets forth information with respect to pension plans pursuant to which named executive officers are currently accruing benefits, and the second table sets forth information with respect to pension plans pursuant to which named executive officers have an accumulated benefit but are not currently accruing benefits.

Pension plans pursuant to which named executive officers are currently accruing benefits:

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)		Present Value of Accumulated Benefit ($) (d) (1)		Payments During Last Fiscal Year ($) (e)
Sumner M. Redstone	Qualified—CBS Retirement Plan	4.7	(2)	$58,850	(3)	$5,797	(4)
	Non-qualified—CBS Retirement Excess Pension Plan	4.7	(2)	71,930	(3)	0
Leslie Moonves (5)	Qualified—CBS Retirement Plan	3.5	(2)	80,919		0
	Non-qualified—CBS Retirement Excess Pension Plan	3.5	(2)	219,718		0
Fredric G. Reynolds (5)	Qualified—CBS Retirement Plan	2.4	(2)	53,715		0
	Non-qualified—CBS Retirement Excess Pension Plan	2.4	(2)	141,985		0
Louis J. Briskman (5)	Qualified—CBS Retirement Plan	2.3	(2)	57,616		0
	Non-qualified—CBS Retirement Excess Pension Plan	2.3	(2)	151,875		0
Susan C. Gordon	Qualified—CBS Retirement Plan	26.3		487,695		0
	Non-qualified—CBS Retirement Excess Pension Plan	26.3		1,384,402		0

(1)
The present value of each named executive officer's accumulated benefit at December 31, 2007 in these plans was calculated assuming commencement of benefits at age 65, a discount rate of 6.25% and mortality rates in accordance with RP2000 Sex distinct, Blended Mortality for Healthy Employees and Retirees.

(2)
The years of credited service under the plans identified in the table above differ from the years of actual service with respect to Messrs. Redstone, Moonves, Reynolds and Briskman, who have been employed by the Company since 1996, 1995, 1994 and 1975, respectively. However, their participation in these plans began in the following years, at which time their respective credited service for benefit accruals began: Redstone, 2003; Moonves, 2004; and Reynolds and Briskman, 2005. Prior to their participation in these plans, Messrs. Moonves, Reynolds and Briskman participated in the pension plans identified in the table set forth on the following page.

(3)
The present value calculations assume immediate commencement, since Mr. Redstone is above the plan's normal retirement age.

(4)
Mr. Redstone receives certain minimum required payments from the CBS Retirement Plan on an annual basis.

(5)
Messrs. Moonves, Reynolds and Briskman are eligible for early retirement, since they are at least 55 years of age and have provided at least 10 years of eligibility service, but have not yet reached 65, the normal retirement age. See the description of the CBS Retirement Plan below for information about the effect of early retirement.

Pension plans pursuant to which named executive officers have an accumulated benefit but are not currently accruing benefits:

Name (a)	Benefit Accrual Status	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d) (1)	Payments During Last Fiscal Year ($) (e)
Sumner M. Redstone	N/A	N/A	N/A	N/A	N/A
Leslie Moonves (2)	Frozen Benefit	Qualified—Cash Balance Component of CBS Combined Pension Plan (CCPP)	9.0 (3)	$95,533	$0
	Frozen Benefit	Non-qualified—CBS Supplemental Executive Retirement Plan (SERP)	9.0 (3)	1,068,688	0
	Frozen Benefit	Non-qualified—CBS Bonus Supplemental Executive Retirement Plan	3.8 (3)	315,202	0
Fredric G. Reynolds (2)	Frozen Benefit	Qualified—Cash Balance Component of CCPP	11.4 (3)	152,378	0
	Frozen Benefit	Non-qualified SERP	11.4 (3)	75,774	0
	Frozen Benefit	Non-qualified— Westinghouse Executive Pension Plan (WEPP)	5.1 (3)	438,136	0
Louis J. Briskman (2)	In Pay Status; No Accruals	Qualified—Group W Component of CCPP	27.7 (3)	102,203 (4)	8,962
	In Pay Status; No Accruals	Non-qualified—WEPP	26.5 (3)	1,812,303 (4)	158,921
	In Pay Status; No Accruals	Non-qualified—Executive Supplemental Pension Arrangement	28.5 (3)	5,944,238 (4)	521,249
Susan C. Gordon	N/A	N/A	N/A	N/A	N/A

(1)
The present value of each named executive officer's accumulated benefit at December 31, 2007 in these plans was calculated assuming commencement of benefits at age 65 (except for Mr. Briskman; see footnote (4) below), a discount rate of 6.25% and mortality rates in accordance with the 1994 GAM Table without margins for males with a four-year setback for females.

(2)
Messrs. Moonves, Reynolds and Briskman are eligible for early retirement, since they are at least 55 years of age and have provided at least 10 years of vesting service, but have not yet reached 65, the normal retirement age. See the description of the CCPP below for information about of the effect of early retirement.

(3)
The years of credited service under the plans identified in the table above differ from the years of actual service with respect to Messrs. Moonves, Reynolds and Briskman, who have been employed by the Company since 1995, 1994 and 1975, respectively. With respect to Messrs. Moonves and Reynolds, their respective years of credited service under these plans reflect actual service through the date on which these plans froze their respective benefit accruals, as follows: CCPP and SERP for Moonves, 2004; CBS Bonus Supplemental Executive Retirement Plan for Moonves, 1999; CCPP and SERP for Reynolds, 2005; and WEPP for Reynolds, 1999. Mr. Briskman has been receiving benefits under the CCPP since 2002 and the WEPP and supplemental pension arrangement since 2004; his years of credited service under these plans reflect actual service and additional credited service in accordance with the provisions of the plans.

(4)
Mr. Briskman's benefits are valued using an immediate single life factor of 11.4038 based on a 6.25% discount rate at December 31, 2007, rather than assuming commencement at age 65, since he is currently receiving benefits. His active participation in these plans ended on December 31, 2001, and Mr. Briskman began receiving benefits under the CCPP in 2002 and the WEPP and supplemental pension arrangement in 2004 following his departure from the former CBS Corporation. He returned to the Company on September 6, 2005, whereupon he received credit in the CBS Retirement Plan and CBS Retirement Excess Pension Plan for his service with the former CBS Corporation prior to September 6, 2005 for purposes of eligibility and vesting, but not for benefit accrual.

Description of Pension Benefits

              The Company currently maintains several qualified and non-qualified defined benefit plans as a result of various mergers, acquisitions and divestitures involving the Company and its various businesses, as well as changes implemented by the Company and its predecessors in retirement programs. Many of these plans are closed to new participants and operate only for employees who are grandfathered into these plans. The Company's practice is generally not to grant additional years of credited service under the pension plans. The normal retirement age for all Company-sponsored pension plans is 65. See the two immediately preceding tables for the named executive officers' participation in these plans.

Pension Plans Pursuant to Which Named Executive Officers Are Currently Accruing Benefits

CBS Retirement Plan (CRP)

              All of the named executive officers participate in the CRP, a tax-qualified defined benefit plan. Participation in the CRP begins on the later of the date an eligible employee attains age 21 or completes one year of eligibility service. Employees are fully vested in their accrued benefit upon completion of five full years of vesting service. The Company pays the entire cost of the benefits provided by the CRP. Eligible compensation for purposes of qualified plans is limited by federal law; for 2007, the limit was $225,000 (the "Annual Limit").

              For each year of credited service up to a maximum of 30 years, the benefit formula for calculating an age 65 accrued benefit under the CRP is 1.25% of the participant's final average compensation up to the Social Security covered compensation amount, plus 1.75% of the participant's final average compensation above the Social Security covered compensation amount. Final average compensation includes eligible salary, commissions, overtime and short-term incentive awards. If an employee who participates in the CRP reaches age 55 with ten years of eligibility service, he or she is considered eligible for early retirement. The reductions for retiring early are 6% per year for each year that the benefit begins between ages 65 and 60, plus 4% per year for each year that the benefit begins between ages 60 and 55. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively. All optional forms of payment under the CRP are actuarially equivalent to the normal forms of payment.

CBS Retirement Excess Pension Plan (CREPP)

              The Company maintains a non-qualified, unfunded defined benefit plan to provide benefits to employees who are participants in the CRP and whose annual base salary and commissions exceed the Annual Limit. The benefits under the CREPP are calculated using the CRP formula and eligible compensation in excess of the Annual Limit. Early retirement reduction factors are identical to those of the CRP. The maximum amount of total annual compensation that may be taken into account under the CRP and the CREPP is $750,000. For Mr. Redstone, who is also eligible to participate in the Viacom pension and excess pension plans, the amount of compensation that can be taken into account is $375,000. Employees are fully vested in their accrued CREPP benefit upon completion of five full years of vesting service. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively. All optional forms of payment under the CREPP are actuarially equivalent to the normal forms of payment.

Pension Plans Pursuant to Which Named Executive Officers Have an Accumulated Benefit But Are Not Currently Accruing Benefits

CBS Combined Pension Plan (CCPP)

              The Company maintains the CCPP, a tax-qualified defined benefit plan for eligible employees who satisfy age and service requirements. The CCPP contains five separate plans (or components), and has been frozen to new participants since March 31, 1999. Messrs. Moonves and Reynolds have frozen benefits in the Cash Balance Component, and Mr. Briskman has accumulated benefits in payment status under the Group W Component. For all of the components, employees are fully vested in their accrued benefit upon completion of five years of vesting service. The Company pays the cost of the benefits provided by the CCPP. Eligible compensation for purposes of the CCPP is limited to the Annual Limit. Early retirement reductions differ in each of these components of the CCPP; however, early retirement eligibility is defined as age 55 with ten years of vesting service while actively employed for each component.

              Cash Balance Component:    The cash balance benefit is expressed in the form of a hypothetical account balance. Benefits accrue monthly at a rate generally between 2 - 12% of eligible compensation; the rate may increase with service. Eligible compensation is generally base salary. Interest credits are applied monthly to the prior month's balance, with a minimum of 5%. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively; however, a lump sum payment option is available for this benefit. All optional forms of payment under the Cash Balance Component are actuarially equivalent to the normal form of benefit. There is no separate eligibility for early retirement as benefits are eligible for commencement upon termination from employment at any age.

              Group W Component:    The participant receives 2% of annual pensionable wages for each year of participation. Pensionable wages include base pay, certain overtime pay and 50% of short-term incentive awards. While early retirement reduction provisions vary, as applied to the named executive officers hired prior to 1995 with less than 30 years of vesting service, the plan requires a reduction of 1/3 of 1% for each month the retirement date precedes age 65 (4% per year) down to age 60, with additional reductions using an IRS-approved mortality table and an annual interest rate of 7% for commencement prior to age 60.

CBS Supplemental Executive Retirement Plan (SERP)

              The Company maintains the SERP, a non-qualified unfunded defined benefit plan, for eligible employees who participate in the CCPP whose annual base salary exceeds the Annual Limit. The benefits under the SERP applicable to the named executive officers are calculated using the Cash Balance Component formula generally using base salary in excess of the Annual Limit. The SERP does not apply to benefits accrued in the Group W Component. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively.

CBS Bonus Supplemental Executive Retirement Plan (Bonus SERP)

              The Company established the Bonus SERP, a non-qualified unfunded defined benefit plan, to provide benefits based on short-term incentive awards to certain employees who are participants in the CCPP. This plan has been frozen to new participants since March 31, 1999, at which time all benefits vested. The benefit is based on 50% of the average of a participant's highest five consecutive short-term incentive awards for the last ten years, multiplied by 1.7% times credited service up to a maximum of 35. Early retirement reduction factors are identical to those of the applicable CCPP component. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively.

Westinghouse Executive Pension Plan (WEPP)

              The WEPP is a funded non-qualified defined benefit plan, which provides benefits based upon an executive's final average compensation and is offset by benefits payable under the CCPP. This plan has been closed to new participants since March 31, 1999, at which time all benefits vested. The WEPP normal retirement formula is as follows: the sum of the participant's average monthly base salary and average monthly short-term incentive awards is multiplied by the product of the participant's executive service times 1.47%. The early retirement reduction factors for the WEPP are identical to those in the Group W Component. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively.

Executive Supplemental Pension Arrangement

              Pursuant to an agreement dated March 2, 1999, as amended on May 3, 2000, Mr. Briskman is currently receiving monthly supplemental pension payments under an unfunded non-qualified defined benefit arrangement. Mr. Briskman's payments under this arrangement are paid in the form of a single life annuity and are offset by benefits payable under the CCPP and WEPP. These payments are based on the WEPP benefit formula using certain assumptions with respect to final average compensation, average monthly base salary, average monthly short-term incentive awards and executive service, as set forth in the agreement. Early retirement reductions did not apply to this arrangement.

Non-qualified Deferred Compensation in 2007

              The following table sets forth information concerning non-qualified deferred compensation.

Name (a)	Plan Name	Executive Contributions in Last FY ($) (b) (1)	Registrant Contributions in Last FY ($) (c) (2)	Aggregate Earnings in Last FY ($) (d) (3)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Sumner M. Redstone	Deferred salary plans	$300,000 (4)	$0	$(15,564,885	)(5)	0	$(5,146,249	)(6)
	Deferred bonus plans	0	0	0		0	0
	Deferred under LTMIP(7)	0	0	(197,875)		0	1,624,152
Leslie Moonves	Deferred salary plans	2,684,101	19,400	730,529		0	14,452,691
	Deferred bonus plans	0	0	189,250		0	2,963,780
Fredric G. Reynolds	Deferred salary plans	319,833	19,400	31,677		0	948,214
	Deferred bonus plans	0	0	(54,920)			7,669,576
Louis J. Briskman	Deferred salary plans	51,250	15,750	(2,380)		0	142,984
	Deferred bonus plans	0	0	(58,383)		256,525 (8)	1,167,981
Susan C. Gordon	Deferred salary plans	28,341	15,857	18,847		0	633,715
	Deferred bonus plans	0	0	25,818		0	437,063

(1)
Executive contributions pursuant to deferred salary and bonus plans are included in the "Salary" and "Bonus" columns, respectively, in the Summary Compensation Table for Fiscal Year 2007.

(2)
Amounts reported are included in the "All Other Compensation" column of the Summary Compensation Table for Fiscal Year 2007.

(3)
Amounts reflect earnings or losses on all amounts deferred in 2007 and prior years in non-qualified plans. No portion of these amounts is included in the Summary Compensation Table for Fiscal Year 2007, as none of these plans or arrangements provide for above-market or preferential earnings, except with respect to Mr. Redstone, as noted in footnote (5) to the Summary Compensation Table for Fiscal Year 2007.

(4)
Amounts reflect Mr. Redstone's contributions through March 16, 2007, which amount, pursuant to an amendment to his employment agreement, was included in amounts converted on March 16, 2007 to stock option equivalents (SOEs). (See footnote (5)).

(5)
On March 16, 2007, the $10,334,370 balance of Mr. Redstone's deferred salary compensation account, which was fully vested, was converted to unvested SOEs of equal value that have an exercise price of $30.21 (which was the closing price of the Company's Class B Common Stock on that date) and an 8-year term, and that vest in equal installments over 4 years. The amount in this column reflects the reduction of the account balance from $10,334,370 to $0 due to the conversion to SOEs (which had an intrinsic value of $0 on the date of conversion), the depreciation in the value of the SOEs between the conversion date and December 31, 2007 (resulting in a further reduction of $5,233,484), and the earnings on amounts deferred under the Excess 401(k) Plan (an increase of $2,969). See "Employment Agreements—Sumner M. Redstone" for further information on the SOEs.

(6)
Amount includes the intrinsic value of the SOEs at December 31, 2007.

(7)
Mr. Redstone elected to defer his receipt of payment of RSUs awarded to him in January 2005 which vested on January 24, 2006 and continue to accrue dividend equivalents until the deferred settlement date.

(8)
Mr. Briskman is currently receiving a distribution of amounts he deferred under the CBS Deferred Incentive Compensation Program prior to his departure from the former CBS Corporation in 2002.

Description of Non-qualified Deferred Compensation

              Set forth below is information with respect to each plan under which deferrals of compensation are reflected in the table above.

Deferred Salary Plans

CBS Excess 401(k) Plan for Designated Senior Executives (Excess 401(k) Plan)

              The Company maintains supplemental 401(k) plans, including the Excess 401(k) Plan, an unfunded non-qualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in the CBS 401(k) Plan and whose annual base salary exceeds the Annual Limit. A participant can defer between 1% and 15% of his or her eligible compensation through payroll deductions on a pre-tax basis. Eligible compensation generally includes base pay or salary plus overtime, commissions, hazard pay, shift differential pay, before-tax contributions to the Company's group health plan, flexible spending accounts and contributions to the commuter reimbursement account plan. The Company matches Excess 401(k) Plan contributions based on the rate of matching contributions under the CBS 401(k) Plan (for 2007, 60% of the amount deferred up to the first 5% of eligible compensation on pre-tax contributions), and Company contributions are fully vested after five years of service. Matching contributions made by the Company to the CBS 401(k) Plan and the Excess 401(k) Plan together will not be made with respect to compensation in excess of $750,000. For Mr. Redstone, who is eligible to participate in the Viacom 401(k) and 401(k) excess plans, the amount of compensation that can be taken into account for Company matching amounts is limited to $375,000.

              Deferred amounts are reflected in phantom accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant's investment elections under the CBS 401(k) Plan. The Company's matching contributions, which are made in shares of the Company's Class B Common Stock, are also reflected in phantom accounts. The CBS 401(k) Plan offers fifteen investment options, and participants may change or reallocate investment directions on any business day on which the NYSE is open. The vested portion of a participant's Excess 401(k) Plan account is distributed in cash after termination of employment in accordance with the participant's distribution election, either in a lump sum or in installments. All of the named executive officers participate in the Excess 401(k) Plan, except for Mr. Redstone, although he does maintain a balance in the Excess 401(k) Plan.

CBS Supplementary Employee Investment Fund (SEIF)

              The SEIF is a funded non-qualified deferred compensation plan, which was closed to new participants as of 1998 and ceased permitting new contributions as of 2001. The SEIF was established to provide benefits to employees who were eligible to participate in the former CBS Corporation's qualified defined contribution plan and whose annual base salary exceeded the annual Code limit on qualified plan compensation during the applicable years. Participants were permitted to contribute 1% to 15% of their eligible compensation, which was matched by the former CBS Corporation. Eligible compensation generally included base pay or salary and excluded bonus payments, overtime compensation, deferred compensation and additional compensation. The SEIF offers three investment options for employee contribution amounts. Beginning in January 2008, the SEIF will offer five such investment offers. Company matching contributions are reflected in a phantom account consisting of the Company's Class B Common Stock, and are not funded. Payouts under the SEIF are made in accordance with the participant's distribution election, either in a lump sum payment or installment payments over 10 years. Mr. Moonves has a balance in this plan.

CBS Deferred Compensation Arrangements

              The Company may require certain senior executives to defer specified amounts of their base salary compensation, as determined by their respective employment contracts. Deferred amounts are held in phantom accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant's investment elections under the CBS 401(k) Plan. These arrangements are not funded. Distributions are made in accordance with the individual's respective employment contract. Mr. Reynolds defers compensation in connection with his respective employment contract.

Deferred Bonus Plans

CBS Bonus Deferral Plan for Designated Senior Executives (BDP)

              The Company maintains bonus deferral plans, including the BDP, an unfunded non-qualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in the CBS 401(k) Plan and whose annual base salary exceeds the Annual Limit. Participants can defer between 1% and 15% of his or her short-term incentive plan bonus to the BDP on a pre-tax basis. Deferred amounts in the BDP are held in phantom accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant's investment elections under the CBS 401(k) Plan. Amounts deferred under the BDP are distributed in cash after termination of employment in accordance with the participant's distribution election, either in a lump sum or installments. None of the named executive officers made elections to defer bonus amounts earned in 2007. Mr. Moonves and Ms. Gordon maintain balances in this plan.

CBS Deferred Incentive Compensation Program (ICP)

              Under the ICP, eligible participants were permitted to defer up to 100% of their performance awards, including bonuses. No new contributions have been made to this funded non-qualified deferred compensation program since 2001. Prior to January 1, 1998, deferred amounts were treated as if invested in debentures with a face value of $100. Debentures were deemed convertible into a certain number of shares of the Company's common stock. At the time a deferred installment is paid, the employee receives the greater value of (i) the cash amount equal to the face value of the debentures due for such installment plus cash equal to accrued interest on the deferred amount at a ten-year U.S. Treasury bond rate, or (ii) shares of common stock equal to the number of shares into which the debentures due for such installment are convertible, plus cash equal to accrued interest on the deferred amount at a ten-year U.S. Treasury bond rate. The Company may choose to pay the entire value in cash, the Company's Class B Common Stock or a combination of stock and cash. Amounts are paid either in a lump sum or installments following termination of service. Messrs. Reynolds and Briskman have balances in the ICP. Mr. Briskman is currently receiving a distribution under the ICP.

              For amounts deferred after January 1, 1998, eligible employees could elect to defer up to 100% of their annual incentive award. Amounts deferred are credited with interest based on the one-year U.S. Treasury bill rate (or such other rate as determined by the Compensation Committee), reset every January. Deferred amounts are paid either (i) in a lump sum in any future year not later than the year of normal retirement or (ii) in a lump sum or annual installments after termination of employment.

CBS Deferred Compensation Arrangements

              In previous years, the Company has required certain of its executives, including Mr. Reynolds, to defer specified amounts of their bonus compensation. With respect to a bonus paid to Mr. Reynolds in 1998, 100% of his bonus was subject to mandatory deferral. The bonus amount is credited annually with interest at a rate determined by the Compensation Committee for that year or, if higher, appreciation on the Company's common stock price. In 1999, Mr. Reynolds was paid a special award, one-half of which was subject to mandatory deferral. This deferred amount is credited annually with appreciation on the Company's common stock price. These deferred amounts under these arrangements will be paid after termination of employment in accordance with the executive's distribution election, either in a lump sum or installments.

Deferrals Under the LTMIP

              Under the LTMIP, the Compensation Committee may permit deferral of any awards granted under the plan. Mr. Redstone elected to defer his receipt of shares underlying RSUs awarded to him in 2005, until February 2009. These RSUs accrue dividend equivalents in the event the Company pays a regular cash dividend on the Company's Class B Common Stock. Dividend equivalents are converted annually into additional deferred RSUs. Dividend equivalents will accrue on the deferred RSUs (including the RSUs annually converted from dividend equivalents) until the RSUs are settled, at which time the dividend equivalents are payable in shares of the Company's Class B Common Stock.

Potential Payments Upon Termination

              During 2007, all of the named executive officers had provisions in their employment agreements providing for separation payments upon certain types of termination of employment. The Company does not provide for post-termination payments solely in the event of a change-in-control, and the amount of payments to which any named executive officer is entitled upon termination of employment is not affected by whether the termination occurs before or after a change-in-control. Mr. Moonves' employment agreement provides for a "gross-up" in the event that any payment or benefit owed to him under the agreement is subject to the excise tax imposed by Section 4999 of the Code.

              The table below sets forth estimated potential payments that would be made to a named executive officer if his or her employment had terminated as of December 31, 2007. In determining the benefits payable upon certain terminations of employment, the Company has assumed in all cases that the executive has complied and continues to comply with all of the restrictive and other covenants included in his or her employment agreement and has not become employed by a new employer in those cases where the employment agreement requires mitigation by the executive. The table reflects incremental payments and benefits that would be owed by the Company to the executive beyond what the named executive officer had earned as of December 31, 2007 and does not reflect benefits that are provided pursuant to plans or arrangements that do not discriminate in favor of executive officers and are available generally to all salaried employees such as amounts accrued under the CBS 401(k) and 401(k) excess plans, accumulated and vested benefits under the Company's pension plans, disability benefits and accrued vacation pay. Payments made to a named executive officer will be made subject to any applicable requirements of Section 409A of the Code.

		Continuation of Salary and Deferred Compensation ($) (1)	Annual Bonus Continuation ($) (2)	Incremental Pension Benefit (present value) ($)	Continuation of Medical, Dental and Life Insurance (present value) ($) (3)	Acceleration of Equity Awards ($) (4)
Sumner Redstone (5)
•	Termination for Cause or voluntary termination without Good Reason	$0	$0	$0	$0	$0
•	Without Cause or Good Reason termination	0	0	0	0	2,005,584
•	Death or Disability	0	0	0	0	2,005,584
Leslie Moonves
•	Termination for Cause or voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause or Good Reason termination	10,500,000	46,239,600	0	238,030	36,052,104	(6)
•	Death or Disability	0	0	0	0	36,052,104	(6)
Fredric G. Reynolds
•	Termination for Cause or voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause or Good Reason termination	3,500,000	2,500,000	0	0	227,376
•	Death	0	0	0	0	203,486
•	Disability	0	0	0	0	227,376
Louis J. Briskman
•	Termination for Cause or voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause or Good Reason termination	900,000	0	0	1,181	94,322
•	Death	0	0	0	0	80,671
•	Disability	0	0	0	0	94,322
Susan C. Gordon
•	Termination for Cause or voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause or Good Reason termination	1,182,300	591,150	0	16,805	2,325,770	(6)
•	Death	0	0	0	0	24,784
•	Disability	0	0	0	0	32,291

(1)
Amounts reflect, with respect to Mr. Moonves, three times annual base salary; with respect to Mr. Reynolds, two times the sum of annual base salary and deferred compensation; and with respect to Mr. Briskman and Ms. Gordon, the continuation of base salary during his or her post-termination period—January 1, 2008 through September 6, 2008, and January 1, 2008 through June 30, 2009, respectively.

(2)
Mr. Moonves would receive three times the average of the last two completed calendar year bonuses. Mr. Reynolds would receive the sum of two times his salary, deferred compensation and target bonus up to a maximum of $6 million. The amount shown in the "Annual Bonus Continuation" column has been adjusted to reflect the $6 million maximum, after taking into account the amount shown in the "Continuation of Salary and Deferred Compensation" column. For Ms. Gordon, amounts reflect the continuation of her target bonus during her post-termination period. With respect to a December 31, 2007 termination date, the following amounts, which are based upon the target bonus for each named executive officer for calendar year 2007, would have been earned by the named executive officer for the period January 1, 2007 through December 31, 2007 and are not reflected as "Annual Bonus Continuation": Redstone, $3,500,000; Moonves, $11,826,000; Reynolds, $1,750,000; Mr. Briskman, $1,300,000; and Gordon, $394,100.

(3)
For Mr. Moonves and Ms. Gordon, incremental post-termination health insurance benefits are valued based on the specific employee elections in place and the COBRA premiums associated with those elections as of December 31, 2007. Upon termination, Mr. Briskman will be entitled to receive, independent of his employment agreement, continued medical benefits previously earned under the CBS retiree medical program. The amount shown for Mr. Briskman reflects the Company cost of providing continued life insurance coverage as provided in his employment contract.

(4)
The calculation of the value associated with the acceleration of the vesting of equity grants, in the case of stock awards, was based on the closing price of the Company's Class B Common Stock on December 31, 2007, which was $27.25 and, in the case of options, was based on the difference between such closing price and the exercise price of the option. In the case of Mr. Redstone's grant of PSUs, the value associated with the acceleration of the vesting was determined in accordance with the award schedule discussed in "Compensation Discussion and Analysis—Terms of LTMIP Awards" using a one-year measurement period instead of a three-year measurement period to determine the award to be delivered. With respect to the grant of PSUs to Messrs. Reynolds and Briskman and Ms. Gordon, for amounts included upon a termination without "Cause" or for "Good Reason" or "Disability," the value associated with the acceleration of the vesting was based on a prorated portion (i.e., one-third) of 50% of the target award, assuming that this 50% of the target award was earned at the end of the applicable three-year measurement period. With respect to the grant of PSUs to Messrs. Reynolds, Briskman and Ms. Gordon, for amounts included upon a termination for "Death," the value associated with the acceleration of vesting was determined in accordance with the award schedule discussed in "Compensation Discussion and Analysis—Terms of LTMIP Awards" using a one-year measurement period instead of a three-year measurement period to determine the award to be delivered, which was based on 50% of the target award prorated to reflect termination prior to the completion of the three-year measurement period. In each termination scenario, Messrs. Reynolds and Briskman and Ms. Gordon would forfeit the remaining 50% of their target PSU award. See the Outstanding Equity Awards at Fiscal Year-End 2007 table and narrative for information about the equity awards included in the above calculation.

(5)
Mr. Redstone's employment contract does not include a concept of "Good Reason." In his case, the amounts indicated reflect termination of his employment without "Cause."

(6)
For Mr. Moonves and Ms. Gordon, amounts include the acceleration of unvested restricted shares received on June 1, 2006 in exchange for vested stock options in connection with a voluntary exchange offer in 2006, as follows: for Mr. Moonves, $21,493,874; and for Ms. Gordon, $1,553,114.

              Mr. Moonves' employment agreement does not provide for post-termination payments solely in the event of a change-in-control, and the amount of payments to which he is entitled upon termination is not affected by whether the termination occurs before or after a change-in-control. Mr. Moonves' agreement provides for a "gross-up" in the event any payment or benefit owed to him under the agreement is subject to the excise tax imposed by Section 4999 of the Code. If the Company experienced a change-in-control on December 31, 2007, and Mr. Moonves was terminated on that date and such termination was determined to be contingent on the change-in-control, certain of Mr. Moonves' payments and benefits may trigger an excise tax imposed under Section 4999 of the Code. The Company would owe Mr. Moonves, as a tax gross-up in respect of the excise tax, an amount equal to approximately 45% of the total value of the payment and benefits Mr. Moonves would receive in connection with the termination.

Termination for Cause or Voluntary Termination Without Good Reason

              Each named executive officer's employment agreement includes a definition of "Cause" (as discussed below) for which the executive's employment may be terminated by the Company. The named executive officers will receive no additional payments and benefits under their respective employment agreements in the event of a termination by the Company for "Cause" or a named executive officer's voluntary termination without "Good Reason" (also discussed below).

Termination Without "Cause" by the Company or for "Good Reason" by the Named Executive Officer

              Each named executive officer, as indicated above, will receive termination payments if the Company terminates his or her employment without "Cause" or, except for Mr. Redstone, if the named executive officer terminates employment with the Company for "Good Reason" pursuant to his or her employment agreement. Mr. Redstone's employment contract does not include any provision on resignation for "Good Reason." In the event that there is a termination without "Cause" or for "Good Reason" then, in addition to compensation the named executive officer would have earned as of the termination date (assuming a termination date of December 31, 2007) and benefits generally available to all salaried employees (such as amounts accrued under the CBS 401(k) and 401(k) excess plans, accumulated and vested benefits under the Company's pension plans, disability benefits and accrued vacation pay):

  •
  Mr. Redstone would receive accelerated vesting on certain equity awards and the SOEs (for a termination without "Cause");

  •
  Mr. Moonves would receive (i) if the termination occurs prior to October 15, 2009, three times the sum of his salary at the time of termination and the average of the annual bonuses payable with respect to the last three completed calendar years in which he served as president and chief executive officer of the Company (or such fewer years he served in such capacity), and if a termination for "Good Reason" occurs on or after October 15, 2009, a lesser amount, (ii) medical and dental benefits for up to 36 months following termination, (iii) life insurance until the end of the employment term and (iv) accelerated vesting of all of his outstanding equity awards;

  •
  Mr. Reynolds would receive (i) two times the sum of his salary, deferred compensation and target bonus (subject to a maximum of $6 million) and (ii) accelerated vesting of certain outstanding stock options;

  •
  Mr. Briskman would receive (i) his salary through the end of the employment term, (ii) Company-paid COBRA and life insurance until the end of the employment term and (iii) accelerated vesting of certain outstanding stock options; and

  •
  Ms. Gordon would receive (i) 18 months of her salary and target bonus, (ii) Company-paid COBRA for 18 months and (iii) accelerated vesting of certain equity awards.

              Named executive officers who receive benefits upon termination without "Cause" or for "Good Reason" may be subject to mitigation obligations under the terms of the employment agreement and are subject to certain restrictive covenants relating to non-competition, solicitation of Company employees, protection of the Company's confidential information and its ownership of work product and cooperation in litigation.

    Definition of Termination for "Cause":

  •
  A termination for "Cause" for Mr. Redstone would be: dishonesty; conviction of embezzlement, fraud or other conduct which would constitute a felony; willful unauthorized disclosure of confidential information; failure, neglect of or refusal to substantially perform the duties of his employment; or any other act or omission which is a material breach of the Company's policies regarding employment practices or the applicable federal, state and local laws prohibiting discrimination or which is materially injurious to the financial condition or business reputation of the Company or any subsidiary thereof.

  •
  A termination for "Cause" for Mr. Moonves would be: engaging or participating in intentional acts of material fraud against the Company; willful misfeasance having a material adverse effect on the Company (except in the event of his incapacity); his conviction of a felony; his willful unauthorized disclosure of trade secret or other confidential material information of the Company; his resignation without Good Reason other than for death or incapacity; willful and material violation of any Company policy that is generally applicable to all employees or officers of the Company including, but not limited to, policies concerning insider trading or sexual harassment, the Supplemental Code of Ethics for Senior Financial Officers, and the Company's Business Conduct Statement; willful failure to cooperate fully with a bona fide Company internal investigation or an investigation of the Company by regulatory or law enforcement authorities whether or not related to his employment with the Company, after being instructed by the Board to cooperate or willful destruction of or knowing and intentional failure to preserve documents of other material known by him to be relevant to any such investigation; or willful and material breach of the provisions of his employment contract.

  •
  A termination for "Cause" for Mr. Reynolds would be: conduct which constitutes a felony; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive in his reporting line; his failure or refusal to substantially perform his material obligations under the employment contract; material breach of the employment contract; or willful failure to cooperate with internal or external investigations (after being instructed to cooperate), the willful destruction of documents or the willful inducement of others not to cooperate or to destroy documents.

  •
  A termination for "Cause" for Mr. Briskman would be: conduct which constitutes a felony; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive in his reporting line; his failure or refusal to substantially perform his material obligations under the employment contract; material breach of the employment contract; or willful failure to cooperate with internal or external investigations (after being instructed to cooperate), the willful destruction of documents or the willful inducement of others not to cooperate or to destroy documents.

  •
  A termination for "Cause" with respect to Ms. Gordon would be: dishonesty; conduct which constitutes a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to her position from an executive(s) in her reporting line; failure to comply with the written policies of CBS, including the CBS Business Conduct Statement or successor conduct statement as they apply from time to time; material breach of the employment contract (including any representations herein); failure (except in the event of her disability) or refusal to substantially perform her material obligations under the employment contract; willful failure to cooperate with internal or external investigations (after being instructed to cooperate), the willful destruction of documents or the willful inducement of others not to cooperate or to destroy documents; conduct which is considered an offense involving moral turpitude under federal, state or local laws, or which might bring her to public disrepute, scandal or ridicule or reflect unfavorably upon any of CBS's businesses or those who conduct business with CBS and its affiliated entities.

              Definition of "Good Reason" Termination:    A "Good Reason" termination for Mr. Moonves would be based on the following circumstances: his removal from or any failure to re-elect him as President and Chief Executive Officer of the Company; his failure to be elected or reelected to the Board at any annual meeting of stockholders of the Company at which his term as director is scheduled to expire; the assignment by the Company of duties inconsistent with the usual and customary duties associated with a chief executive officer of a publicly traded company comparable to the Company; the diminution or withdrawal of a meaningful portion of his authority or responsibilities; a reduction in his salary, target bonus or other compensation levels as the same may be increased from time to time during the employment term or breach by the Company relating to tax payments in respect of his services to be performed in New York City; the Company's requiring him to be based anywhere other than the New York or Los Angeles metropolitan area, except for required travel on the Company's business; any other material breach by the Company of its material obligations under the employment contract; or termination by him of his employment, during the 30-day period following the twelve-month anniversary of the date on which there occurs a material event, based on his good faith determination that the occurrence of the material event has adversely and materially affected his ability to perform his CEO duties effectively. A material event shall have occurred on the date on which a majority of the independent directors of the Board ceases to consist of (1) those individuals who, immediately prior to the date on which Mr. Redstone ceases to hold the position of Executive Chairman and Founder, constitute the independent directors of the Board (the "Original Independent Directors") and (2) those successor independent directors who are elected or appointed to the Board, either by a vote of the Board or by action of the Company's stockholders pursuant to a recommendation by the Board, as a result of the death or voluntary retirement or resignation of an Original Independent Director (or any such successor), including a voluntary determination by such Original Independent Director (or such successor) not to stand for re-election.

              For the other named executive officers, a "Good Reason" termination pursuant to his or her employment agreement generally would be triggered by the following: the assignment of duties or responsibilities substantially inconsistent with his or her positions or duties; the withdrawal of material portions of the duties described within the employment agreement or a change in reporting relationships such that the executive no longer reports directly to the Company's Chairman and Chief Executive Officer (except in the case of Ms. Gordon); the material breach by CBS of its material obligations under the employment agreement; the relocation of his or her position outside of a specified metropolitan area; or, in the case of Ms. Gordon, the requirement that she report to an executive at a level lower than the level of the executive to whom she currently reports.

Termination Due to Death or Disability

              If a named executive officer were to die or become disabled during the employment term, the Company would pay salary earned through the date of death or disability and a prorated target bonus for the calendar year in which death or disability occurs, which the executive would have earned, except that Ms. Gordon would receive a prorated bonus determined in accordance with the STIP for the calendar year in which the death or disability occurs based on the Company's achievement of its goals. Also in these circumstances, certain equity awards vest for Messrs. Redstone, Moonves, Reynolds and Briskman. No additional payments or benefits are due under their respective contracts.

EQUITY COMPENSATION PLAN INFORMATION

              The following table sets forth certain information as of December 31, 2007, concerning shares of the Company's Class B Common Stock authorized for issuance under (i) equity compensation plans approved by the Company's stockholders and (ii) equity compensation plans assumed by the Company in mergers with publicly traded companies pursuant to which awards were made by the Company after completion of the mergers. None of the shares of the Company's Class A Common Stock are authorized for issuance under the Company's equity compensation plans.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	34,118,647	$29.82	46,534,305
Equity compensation plans not approved by security holders (3)	2,281,692(4)	$35.67	0

Total	36,400,339	$30.19	46,534,305

(1)
This table does not include plans assumed by the Company pursuant to mergers with publicly traded companies if no awards were made under such plans after completion of the mergers. For this reason, this table does not include options for 2,046,842 shares in the aggregate, all of which were assumed in the mergers and remain outstanding as of December 31, 2007. The weighted-average exercise price of these options as of December 31, 2007 was $30.48.

(2)
Equity compensation plans approved by the Company's security holders include the following: the Company's 1997, 2000 and 2004 Long-Term Management Incentive Plans and the Company's 1993 and 2000 Outside Directors Stock Option Plans and the Company's 2005 RSU Plan for Outside Directors.

(3)
Equity compensation plans not approved by the Company's security holders, but approved by the shareholders of predecessor or affiliate companies, include the following: CBS Corporation 1991 Long-Term Incentive Plan (the "CBS 1991 LTIP"), the CBS 1993 Long-Term Incentive Plan (the "CBS 1993 LTIP") and the Infinity 1998 Long-Term Incentive Plan (the "Infinity 1998 LTIP") that were assumed by the Company pursuant to mergers with publicly traded companies and pursuant to which additional awards, reflected in column (a) in the table, were made after the applicable dates of such mergers.

(4)
This table does not include options granted under the CBS 1991 LTIP, the CBS 1993 LTIP and the Infinity 1998 LTIP prior to the mergers. For this reason, this table does not include options for 7,790,752 shares of the Company's Class B Common Stock granted prior to the mergers under these plans. The weighted-average exercise price of these options as of December 31, 2007 was $32.07.

              Below are descriptions of equity compensation plans not approved by the Company's security holders, but approved by the shareholders of predecessor or affiliate companies, and under which awards were made after the dates of the mergers by the Company with publicly traded companies, as applicable (see footnote (3) above).

CBS 1991 LTIP, CBS 1993 LTIP and Infinity 1998 LTIP

              The Company assumed the CBS 1991 LTIP and the CBS 1993 LTIP (together, the "CBS LTIPs") and the Infinity 1998 LTIP in connection with mergers with publicly traded companies. Stock options issued under the CBS LTIPs and the Infinity 1998 LTIP prior to the respective mergers were converted into the Company's options with the number of options and the related exercise prices adjusted pursuant to the terms of the relevant mergers.

              The CBS LTIPs and the Infinity 1998 LTIP provided for grants of non-statutory stock options, stock appreciation rights and limited stock appreciation rights, performance awards and restricted stock. The CBS 1993 LTIP and the Infinity 1998 LTIP also provided for grants of incentive stock options. Stock options were the only awards issued under the CBS LTIPs and the Infinity 1998 LTIP that were assumed by the Company at the time of the respective mergers and that are currently outstanding.

              Prior to the mergers, stock options were awarded by the other public companies to their management and employees under the CBS LTIPs and the Infinity 1998 LTIP. Option grants pursuant to the "Fund the Future" program, a broad-based program pursuant to which employees receive stock options, were also made under these plans. After the mergers, the Company awarded stock options in 2001 and 2002 under the CBS LTIPs and the Infinity 1998 LTIP pursuant to the "Fund the Future" program to certain employees of the Company. No awards have been made under the CBS LTIPs and the Infinity 1998 LTIP since 2002, and no additional awards can be made under these plans.

              The exercise price of stock options issued under the CBS LTIPs and the Infinity 1998 LTIP could not be less than the fair market value on the date of grant. The management stock options granted under the CBS LTIPs and the Infinity 1998 LTIP generally vested over a one- to four-year period and a one- to three-year period, respectively, and vested options could be exercised at any time until the ten-year expiration date subject to provisions regarding termination of employment.

              Stock options granted under the CBS LTIPs and the Infinity 1998 LTIP pursuant to the "Fund the Future" program were subject to a three-year holding period as well as a vesting schedule that was related to years of service. Generally, vested options granted under this program could be exercised once the three-year holding period was satisfied but not beyond the ten-year expiration date, subject to provisions regarding termination of employment. The Compensation Committee has the power to accelerate the time at which any option may vest or be exercised.

OTHER MATTERS

              In an effort to reduce the amount of paper mailed to stockholders' homes and to help lower the Company's printing and postage costs, stockholders can elect to receive future CBS Corporation proxy statements, annual reports and related materials electronically instead of by mail. We highly recommend that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should visit https://enroll.icsdelivery.com/cbs or select the "Sign up for Electronic Delivery" link in the "Investor Relations" section of the Company's website at www.cbscorporation.com. You can always change your mind and resume receiving copies of these documents by mail by revisiting one of these websites and selecting "change/cancel existing enrollment."

2009 ANNUAL MEETING OF STOCKHOLDERS

              Stockholder proposals may be submitted for inclusion in the Company's proxy statement relating to the 2009 Annual Meeting of Stockholders after the 2008 Annual Meeting but must be received no later than December 13, 2008 at the Company's principal executive offices at 51 West 52nd Street, New York, NY 10019, Attention: Angeline C. Straka, Secretary.

              The Company's Bylaws require advance written notice from any stockholder seeking to present any business or proposal, not for inclusion in next year's proxy statement but directly at the 2009 Annual Meeting, including nominations of persons for election to the Company's Board of Directors, which notice must be received at the Company's principal executive offices no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the immediately preceding annual meeting. Based upon the current projected anniversary date of the scheduled 2008 Annual Meeting, a stockholder must send advance written notice of such nominations or other business or proposals such that the notice is received at the Company's principal executive offices at 51 West 52nd Street, New York, NY 10019, Attention: Angeline C. Straka, Secretary, no later than the close of business on February 21, 2009, nor earlier than the close of business on January 22, 2009.

                      By Order of the Board of Directors,

                      Angeline C. Straka
                       Secretary

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2007, including financial statements of the Form 10-K and schedules thereto, in lieu of a separate annual report, has been furnished on CBS Corporation's website at www.cbscorporation.com and a printed copy has been sent to stockholders of record on March 31, 2008, who have requested that a copy be sent, along with this proxy statement. If you have requested, but have not received, a printed copy of the Form 10-K, the Company will provide a copy without charge (a reasonable fee will be charged for exhibits) upon receipt of a written request sent to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by CBS Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and to sign up for electronic delivery of information up until 11:59 P.M., Eastern Daylight Time, on May 21, 2008 (May 20, 2008 for participants in CBS Corporation’s 401(k) Plan). Have this proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903

If you live in the United States or Canada, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Daylight Time, on May 21, 2008 (May 20, 2008 for participants in CBS Corporation’s 401(k) Plan). Have this proxy card in hand when you call and then follow the recorded instructions.
VOTE BY MAIL

Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to CBS Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received prior to the Annual Meeting on May 22, 2008.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CBSCR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CBS CORPORATION

Vote On Directors
1.	The election of 14 directors:
	Nominees:				For	Withhold	For All	To withhold authority to vote for any individual
	01)	David R. Andelman	08)	Linda M. Griego	All	All	Except	nominee(s), mark “For All Except” and write the
	02)	Joseph A. Califano, Jr.	09)	Arnold Kopelson				number(s) of the nominee(s) on the line below.
	03)	William S. Cohen	10)	Leslie Moonves
	04)	Gary L. Countryman	11)	Doug Morris
	05)	Charles K. Gifford	12)	Shari Redstone	☐	☐	☐
	06)	Leonard Goldberg	13)	Sumner M. Redstone
	07)	Bruce S. Gordon	14)	Frederic V. Salerno

Vote On Proposals								For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2008; and							☐	☐	☐

3.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign, date and return this Proxy in the enclosed postage-paid envelope.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

				Yes	No
Please indicate if you plan to attend this meeting.				☐	☐

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)				Date

Important Notice Regarding Internet Availability of Proxy Materials for the CBS Corporation Annual Meeting of Stockholders to be held on May 22, 2008:

The Notice of 2008 Annual Meeting of Stockholders and Proxy Statement, Form 10-K and Letter to Stockholders are available at www.proxyvote.com.

CBS CORPORATION
51 West 52nd Street
New York, NY 10019

2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2008

The undersigned stockholder(s) hereby appoint(s) each of SUMNER M. REDSTONE and LESLIE MOONVES, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them individually to represent and to vote all of the shares of Class A Common Stock of CBS Corporation that the stockholder(s) is/are entitled to vote at the 2008 Annual Meeting of Stockholders to be held at 10:00 A.M., Eastern Daylight Time, on Thursday, May 22, 2008, at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York, and at any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CBS CORPORATION. THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RECEIVED PRIOR TO THE MEETING, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).

The close of business on March 31, 2008 has been fixed as the record date for determining the record holders of shares of CBS Corporation Class A Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at the Company’s corporate headquarters located at 51 West 52nd Street, New York, New York.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR matters (1) and (2). Therefore, unless otherwise specified, the vote represented by this proxy will be cast FOR matters (1) and (2). The proxy holders are directed to vote as specified on the reverse side hereof and in their discretion on all other matters as may properly come before the meeting, or any adjournment or postponement thereof.

Attention participants in the 401(k) Plan: If you hold shares of CBS Corporation Class A Common Stock through CBS Corporation’s 401(k) Plan, you should complete, sign and return this proxy card to instruct the trustee of the Plan how to vote these shares. Your proxy must be received no later than 11:59 P.M., Eastern Daylight Time, on May 20, 2008 so that the trustee of the Plan (who votes the shares on behalf of Plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Any shares of CBS Corporation Class A Common Stock held in the CBS 401(k) Plan that are not voted or for which the trustee does not receive timely voting instructions will be voted by the trustee in the same proportion as the shares held in the Plan that are timely voted.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

QuickLinks

CBS CORPORATION
NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
TABLE OF CONTENTS
CBS CORPORATION 2008 PROXY STATEMENT
VOTING AND SOLICITATION OF PROXIES
CORPORATE GOVERNANCE
CBS CORPORATION'S BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PERSON TRANSACTIONS
ITEM 1—ELECTION OF DIRECTORS
RECOMMENDATION OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RECOMMENDATION OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
FEES FOR SERVICES PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION DISCUSSION AND ANALYSIS
Summary of Changes in Compensation for Messrs. Redstone and Moonves from Prior Agreements to New Agreements
Pay Mix for Messrs. Redstone and Moonves under Prior Agreements versus New Agreements
COMPENSATION COMMITTEE REPORT
Members of the Compensation Committee
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
2009 ANNUAL MEETING OF STOCKHOLDERS